   As filed with the Securities and Exchange Commission on September 21, 1998


                                                      Registration No. 333-58909

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     PROVIDENT EQUIPMENT LEASE TRUST 1998-A
                                    (Issuer)

                     PROVIDENT LEASE RECEIVABLES CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                            9999                     31-1605466
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S.  Employer
incorporation or organization)     Classification Code Number)      Identification No.)

                             1023 West Eighth Street
                             Cincinnati, Ohio 45203
                                 (513) 579-2867
       (Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)

                                   Mark Magee
                             One East Fourth Street
                             Cincinnati, Ohio 45202

                                 (513) 579-2867
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

          Robert F. Hugi, Esq.                        Stuart M. Litwin, Esq.
          Mayer, Brown & Platt                        Mayer, Brown & Platt
          190 South LaSalle Street                    190 South LaSalle Street
          Chicago, Illinois 60603                     Chicago, Illinois 60603

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


                                              Proposed         Proposed
  Title of Each                                Maximum          Maximum           Amount of
Class of Securities      Amount to be      Offering Price      Aggregate        Registration
 to be Registered         Registered         Per Unit(1)       Price(1)              Fee
     Notes               $211,000,000           100%         $211,000,000          $62,245




         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     PROVIDENT EQUIPMENT LEASE TRUST 1998-A
                     PROVIDENT LEASE RECEIVABLES CORPORATION

                         Cross Reference Sheet Furnished
                    Pursuant to Rule 501(b) of Regulation S-K


              Item and Caption in Form S-1                                     Caption or Location in Prospectus
1.       Forepart of Registration Statement                     Forepart of Registration Statement; Outside Front Cover Page of
           and Outside Cover Page of Prospectus                 Prospectus

2.       Inside Front and Outside Back Cover                    Inside Front and Outside Back Cover Pages of Prospectus
           Pages of Prospectus

3.       Summary Information, Risk Factors and                  Summary; Risk Factors
           Ratio of Earnings to Fixed Charges

4.       Use of Proceeds                                        Use of Proceeds

5.       Determination of Offering Price                        *

6.       Dilution                                               *

7.       Selling Security Holders                               *

8.       Plan of Distribution                                   Underwriting

9.       Description of Securities to be                        Summary; The Trust; The Lease Pool; Prepayment and Yield
           Registered                                           Considerations; Description of the Notes

10.      Interests of Named Experts and Counsel                 *

11.      Information With Respect to the                        The Trust; The Transferor
           Registrant

12.      Disclosure of Commission Position on                   *
           Indemnification for Securities Act
           Liabilities


*  Answer negative or item inapplicable.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 1998


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchanges Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS


                           approximately $209,218,000


                 Provident Equipment Lease Trust 1998-A, Issuer
               Provident Lease Receivables Corporation, Transferor
                    Information Leasing Corporation, Servicer


            approximately $73,048,000 % Class A-1 Lease-Backed Notes approximately $19,204,000 % Class A-2 Lease-Backed Notes approximately $90,724,000 % Class A-3 Lease-Backed Notes approximately $18,574,000 % Class A-4 Lease-Backed Notes approximately $7,668,000 % Class B Lease-Backed Notes



     The Provident Equipment Lease Trust 1998-A (the "Trust") will be formed pursuant to a Trust Agreement, to be dated as of September 1, 1998, between Provident Lease Receivables Corporation (the "Transferor") and First Union Trust Company, National Association, as Trustee (in such capacity, the "Trustee") and will issue the % Class A-1 Lease-Backed Notes (the "Class A-1 Notes"), the % Class A-2 Lease-Backed Notes (the "Class A-2 Notes"), the % Class A-3 Lease-Backed Notes (the "Class A-3 Notes"), the % Class A-4 Lease-Backed Notes (the "Class A-4 Notes"; together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), and the % Class B Lease-Backed Notes (the "Class B Notes"; and together with the Class A Notes, the "Notes"). The Notes will be issued pursuant to an Indenture, to be dated as of September 1, 1998, between the Trust and Norwest Bank Minnesota, National Association, as Indenture Trustee (in such capacity, the "Indenture Trustee"). The Trust will also issue approximately $6,572,000 % Lease-Backed Certificates (the "Certificates"; and together with the Notes, the "Securities"), but the Certificates are not offered hereby.



     The Notes will represent secured obligations of the Trust. The assets of the Trust will include a pool of equipment leases and all of the Trust's interest in the equipment underlying the leases (which includes computer equipment and software, medical equipment, retail equipment, phone equipment, office equipment, industrial equipment and food service equipment). The leases and the related interests in the equipment were originated or acquired by Information Leasing Corporation ("ILC"), an Ohio corporation that is a wholly-owned subsidiary of The Provident Bank, as described herein and will be transferred by ILC to Provident Lease Receivables Corporation (the "Transferor"), a special purpose bankruptcy remote subsidiary of ILC under a contribution agreement (the "Contribution Agreement") by and between ILC and the Transferor, and will in turn be transferred by the Transferor to the Trust pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Trust, the Transferor and the Servicer.

                                                  (Cover continued on next page)

                      ------------------------------------


     Prospective investors should consider the "Risk Factors" commencing on page 12 for a discussion of certain factors that should be considered in connection with an investment in the Notes.


THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE TRANSFEROR, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES OR THE LEASES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

                      ------------------------------------


                              Initial Public                                                     Proceeds to
                               Offering Price             Underwriting Discount                 Transferor(1)
Per Class A-1 Note                   %                              %                                 $
Per Class A-2 Note                   %                              %                                 $
Per Class A-3 Note                   %                              %                                 $
Per Class A-4 Note                   %                              %                                 $
Per Class B Note                     %                              %                                 $
Total                                $                              $                                 $



(1) Before deducting expenses estimated to be $500,000.



     The Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel, or modify any order without notice. It is expected that delivery of the Notes will be made in book-entry form through the facilities of The Depository Trust Company on or about September , 1998.


                      ------------------------------------

LEHMAN BROTHERS                              PRUDENTIAL SECURITIES INCORPORATED
                                            (with respect to Class A Notes only)

The date of this Prospectus is September , 1998.

                                                          (cover page continued)


Payments of principal and interest to the holders of record (the "Holders") of the Class A Notes (the "Class A Noteholders") will have the benefit of limited credit support consisting of the subordination of the Class B Notes and the Certificates, funds on deposit in the Reserve Account, Residual Realizations, including funds on deposit in the Residual Account, if any, and the Overcollateralization Amount. The Holders of the Class B Notes (the "Class B Noteholders"; and together with the Class A Noteholders, the "Noteholders") will have the benefit of limited credit support in the form of the subordination of the Certificates, funds on deposit in the Reserve Account, Residual Realizations, including funds on deposit in the Residual Account, if any, and the Overcollateralization Amount. Capitalized terms used herein will have the meanings ascribed to such terms herein. The pages on which terms are defined are set forth on the Index of Terms contained herein.



     Interest on the Notes will be payable monthly in arrears on the 25th day of each month (or if such date is not a business day, the next succeeding business day) beginning on November 25, 1998 (each, a "Payment Date") with respect to the period from and including the immediately preceding Payment Date (or with respect to the initial Payment Date, the Issuance Date) to the day prior to such current Payment Date. Principal payments with respect to the Notes will be payable on each Payment Date beginning on November 25, 1998. The stated maturity date with respect to the Class A-1 Notes is the Payment Date in October, 1999, the stated maturity date with respect to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes is the Payment Date in April, 2006. However, if all payments on the leases are made as scheduled, final payment with respect to the Notes would occur prior to stated maturity and it is expected that the Notes will mature prior to stated maturity. See "Prospectus Summary--Expected Maturity; Stated Maturity". In addition, if Early Lease Terminations or Casualties (each, as described herein) occur, or if an Event of Default occurs, repayment of principal on the Notes may be earlier than would otherwise be the case.



     The Servicer will have the option, subject to certain conditions, to repurchase the Leases and cause the Trust to redeem all, but not less than all, of the Notes and thereby cause early repayment of the Notes as of any Payment Date on which the Discounted Present Value of the Performing Leases (after giving effect to the payment of principal on such Payment Date) is less than or equal to 5% of the Discounted Present Value of the Leases as of the Cut-Off Date. The Discounted Present Value of the Leases at any time will be determined by discounting the remaining amounts scheduled to be paid under the Leases after the end of the related Due Period. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" for a description of the limited circumstances in which such amounts may be adjusted. The Trust will give notice of such redemption to each Noteholder and the Indenture Trustee at least 30 days before the Payment Date fixed for such prepayment. Upon deposit of funds necessary to effect such redemption, the Indenture Trustee will pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption. See "Description of the Notes--Redemption".


     The Notes offered hereby are being offered pursuant to this Prospectus. Sales of the Notes may not be consummated unless the purchaser has received this Prospectus.


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE NOTES OFFERED HEREBY, INCLUDING PURCHASES OF NOTES TO STABILIZE THE MARKET PRICE AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING" HEREIN.


                              AVAILABLE INFORMATION

     The Transferor, as originator of the Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered pursuant to this Prospectus and described herein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                             REPORTS TO NOTEHOLDERS

      During such time as the Notes remain in book-entry form, monthly unaudited reports containing information concerning the Notes and the Leases will be prepared by the Servicer and will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), as the registered holder of the Notes. Such reports will be made available by DTC, and its participants to holders of interests in the Notes (the "Note Owners") in accordance with the rules, regulations and procedures creating and affecting DTC. See "Certain Information Regarding the Notes--Book Entry Registration". However, such reports will not be sent directly to any beneficial owner while the Notes are in book-entry form. Upon the issuance of fully registered, certificated Notes, such reports will be sent directly to each Note Owner. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor, as originator of the Trust, will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder.

                                                    PROSPECTUS SUMMARY

           This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. A listing of pages on which terms are defined can be found in the "Index of Terms" herein.


Trust............................   Provident Equipment Lease Trust 1998-A (the
                                    "Trust"), a trust to be formed under the
                                    laws of the State of New York pursuant to
                                    the Trust Agreement, to be dated as of
                                    September 1, 1998 (the "Trust Agreement")
                                    between the Transferor and the Trustee. The
                                    activities of the Trust will be limited by
                                    the terms of the Trust Agreement to
                                    acquiring and managing the Leases, issuing
                                    and making payments on the Notes and the
                                    Certificates, and other activities related
                                    to the foregoing. The Trust will have no
                                    significant assets other than the Trust
                                    Property and no officers, directors or
                                    employees.

Transferor.......................   Provident Lease Receivables Corporation (the
                                    "Transferor"), a Delaware corporation. The
                                    Transferor's offices are located at 1023
                                    West Eighth Street, Cincinnati, Ohio 45203,
                                    and its phone number is (513) 579-2861. The
                                    Transferor will be established as a
                                    wholly-owned bankruptcy remote subsidiary of
                                    ILC and is intended to be a limited-purpose
                                    corporation. Accordingly, the Transferor's
                                    operations have been restricted to (a) limit
                                    its ability to engage in business with, or
                                    incur liabilities to, any other entity which
                                    may bring bankruptcy proceedings against the
                                    Transferor; and (b) decrease the risk that
                                    it would be consolidated into the bankruptcy
                                    proceedings of any other entity.

Servicer.........................   ILC (the "Servicer"), an Ohio corporation
                                    that is a wholly-owned subsidiary of The
                                    Provident Bank. ILC will enter into a
                                    contribution agreement (the "Contribution
                                    Agreement") to be dated September 1, 1998,
                                    with the Transferor to transfer its interest
                                    in the Equipment to the Transferor, and will
                                    also enter into a Pooling and Servicing
                                    Agreement (the "Pooling and Servicing
                                    Agreement"), to be dated September 1, 1998,
                                    with the Transferor and the Trust pursuant
                                    to which the Transferor will transfer the
                                    Leases and its interest in the Equipment to
                                    the Trust and the Servicer will agree to
                                    service the Leases included in the Lease
                                    Pool and make Servicer Advances.

Indenture Trustee................   Norwest Bank Minnesota, National
                                    Association, as indenture trustee (the
                                    "Indenture Trustee") under the Indenture, to
                                    be dated as of September 1, 1998 (the
                                    "Indenture") between the Trust and the
                                    Indenture Trustee.

Trustee..........................   First Union Trust Company, National
                                    Association, as trustee under the Trust
                                    Agreement (the "Trustee").

The Notes........................   approximately $73,048,000 aggregate
                                    principal amount (the "Class A-1 Initial
                                    Principal Amount") of % Class A-1
                                    Lease-Backed Notes (the "Class A-1 Notes"),

                                    approximately $19,204,000 aggregate
                                    principal amount (the "Class A-2 Initial
                                    Principal Amount") of % Class A-2
                                    Lease-Backed Notes (the "Class A-2 Notes"),

                                    approximately $90,724,000 aggregate
                                    principal amount (the "Class A-3 Initial
                                    Principal Amount") of % Class A-3
                                    Lease-Backed Notes (the "Class A-3 Notes"),

                                    approximately $18,574,000 aggregate
                                    principal amount (the "Class A-4 Initial
                                    Principal Amount", together with the Class
                                    A-1 Initial Principal Amount, the Class A-2
                                    Initial Principal Amount and the Class A-3
                                    Initial Principal Amount, the "Class

                                    A Initial Amount") of % Class A-4
                                    Lease-Backed Notes (the "Class A-4 Notes";
                                    together with the Class A-1 Notes, the Class
                                    A-2 Notes and the Class A-3 Notes, the
                                    "Class A Notes"), and

                                    approximately $7,668,000 aggregate principal amount (the "Class B Initial Principal
                                    Amount", together with the Class A Initial
                                    Principal Amount, the "Initial Principal
                                    Amount") of % Class B Lease-Backed Notes
                                    (the "Class B Notes"; together with the
                                    Class A Notes, the "Notes").

                                    The Notes will be issued pursuant to the Indenture and will be secured by the assets of the Trust pursuant to the Indenture. The
                                    Class B Notes will be subordinated to the Class A Notes to the extent provided in the Indenture as described herein. See
                                    "--Application of Payments" and "Description of the Notes".

Discounted Present Value
  of the Leases .................   The Initial Principal Amounts of the Class A
                                    Notes and the Class B Notes set forth in
                                    "--The Notes" above in this preliminary
                                    prospectus are based upon the Discounted
                                    Present Value of the Leases as of the close
                                    of business on August 31, 1998 (the "Cut-Off
                                    Date") calculated at a rate equal to 6.70%
                                    (the "Statistical Discount Rate"). Certain
                                    information concerning the Leases has been
                                    calculated based on the Discounted Present
                                    Value of the Leases as of the Cut-Off Date
                                    calculated at the Statistical Discount Rate.
                                    The actual Initial Principal Amount of the
                                    Notes and the Certificates will be
                                    calculated using the actual Discount Rate
                                    and will be set out in the final prospectus
                                    for the Notes. See "--Initial Principal
                                    Amounts".

                                    The "Discounted Present Value of the Leases" at any given time, shall equal the future remaining scheduled payments (including
                                    Payaheads but excluding Third Party Amounts and, after the Closing Date, delinquent amounts) from the Leases (including
                                    Non-Performing Leases), discounted at a rate equal to % (the "Discount Rate"), which rate is equal to the sum of (a) the weighted average Interest Rate of the Class A Notes
                                    (utilizing the Class A-4 Interest Rate), the
                                    Class B Notes and Certificates on the
                                    Issuance Date and (b) the Servicing Fee Rate of 0.75% per annum. The "Discounted Present
                                    Value of the Performing Leases" equals the Discounted Present Value of the Leases reduced by the Discounted Present Value of the Non-Performing Leases. See "Description of the Transfer and Servicing
                                    Agreements--Distributions". Each of the
                                    Indenture and the Pooling and Servicing
                                    Agreement will provide that any calculation of future remaining scheduled payments made on a Determination Date or with respect to a Payment Date will be calculated as of the related Determination Date after giving effect to any payments received during the related Due Period to the extent such payments relate to scheduled payments due and payable by the Lessees with respect to the related Due Period and all prior Due
                                    Periods. "Statistical Discounted Present
                                    Value of the Leases" means an amount equal to the future remaining scheduled payments
                                    (including Payaheads but excluding Third
                                    Party Amounts and, after the Closing Date, delinquent amounts), from the Leases as of the Cut-Off Date, discounted at the Statistical Discount Rate. The Statistical
                                    Discounted Present Value of the Leases as of the Cut-Off Date is $218,899,819.97 and will not vary more than 10% from the Discounted
                                    Present Value of the Leases as of the
                                    Cut-Off Date. See "The Lease Pool--The
                                    Equipment". The aggregate Discounted Present
                                    Value of the Leases as of the Cut-Off Date, calculated at the Discount Rate is $ .

                                    "Non-Performing Leases" are (a) Leases that the Servicer has determined to be more than 93 days delinquent or (b) Leases that have been accelerated by the Servicer or Leases that the Servicer has determined to be uncollectible in accordance with its customary practices. See "The Lease
                                    Pool--The Leases". The Transferor will

                                    represent in the Pooling and Servicing
                                    Agreement that as of the Cut-Off Date, no Lease was a Non-Performing Lease.

Subordination....................   So long as no Event of Default has occurred
                                    and the Notes have not been accelerated,
                                    distributions of interest and principal on
                                    the Notes will be payable as follows. On
                                    each Payment Date, interest will be paid
                                    first, to the Class A Noteholders, second to
                                    the Class B Noteholders and finally to the
                                    Holders of the Certificates. See "--Terms of
                                    the Notes; Interest Payments". No payment of
                                    principal will be made on Class A- 2 Notes,
                                    the Class A-3 Notes, the Class A-4 Notes,
                                    the Class B Notes or the Certificates until
                                    the Class A-1 Notes have been paid in full.
                                    Thereafter, on each Payment Date, principal
                                    will be paid first on the Class A-2 Notes,
                                    in the amount of the Class A Principal
                                    Payment, then on the Class A-3 Notes, in the
                                    amount of the Class A Principal Payment,
                                    then on the Class A-4 Notes, in the amount
                                    of the Class A Principal Payment, then on
                                    the Class B Notes, in the amount of the
                                    Class B Principal Payment, and finally, on
                                    the Certificates, in the amount of the
                                    Certificate Principal Payment. See "--Terms
                                    of the Notes; Principal Payments". After
                                    making payments of principal set forth in
                                    the preceding sentence on each Payment Date,
                                    Additional Principal, if any, will be paid
                                    to the most senior class of Notes then
                                    outstanding. Payments of interest and
                                    principal will be made on each Payment Date
                                    only to the extent of Available Funds
                                    available therefor in accordance with the
                                    Priority of Payments. Upon the occurrence of
                                    an Event of Default and the acceleration of
                                    the Notes and until such Event of Default
                                    has been rescinded, distributions will be
                                    made in the priority described in
                                    "Description of the Transfer and Servicing
                                    Agreement--Distributions". See also
                                    "--Application of Payments" and "Description
                                    of the Notes".

Terms of the Notes

   A.  Interest Payments.........   Interest will accrue on the Class A-1 Notes
                                    at the rate of % per annum (the "Class A-1
                                    Interest Rate") and will be calculated on
                                    the basis of a year of 360 days and the
                                    actual number of days in each Interest
                                    Accrual Period. Interest will accrue on the
                                    Class A-2 Notes at the rate of % per annum
                                    (the "Class A-2 Interest Rate"), on the
                                    Class A-3 Notes at the rate of % per annum
                                    (the "Class A-3 Interest Rate"), on the
                                    Class A-4 Notes at the rate of % per annum
                                    (the "Class A-4 Interest Rate") and on the
                                    Class B Notes at the rate of % per annum
                                    (the "Class B Interest Rate"), in each case
                                    calculated on the basis of a year of 360
                                    days comprised of twelve 30-day months. With
                                    respect to any particular class of Notes,
                                    the "Interest Rate" refers to the applicable
                                    rate indicated in the immediately preceding
                                    sentence.

                                    On each Payment Date, the interest due with respect to each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the
                                    Class A-4 Notes and the Class B Notes will be the interest that has accrued on such class of Notes from (and including) the immediately preceding Payment Date to (but excluding) such Payment Date, or in the case of the first Payment Date, from (and including) the Issuance Date (each such period, an "Interest Accrual Period") at the applicable Interest Rate applied to the unpaid principal amount (the "Outstanding
                                    Principal Amount") of such class of Notes, in each case calculated as of the immediately preceding Payment Date after giving effect to all payments of principal on such class of Notes made on such preceding Payment Date. See "Description of the Notes--Interest Payments" and
                                    "Description of the Transfer and Servicing
                                    Agreements--Distributions".

   B.  Principal Payments........   On each Payment Date, to the extent funds
                                    are available therefor in accordance with
                                    the Priority of Payments, the principal
                                    payments will be paid to the Noteholders in
                                    the following priority: (a) (i) to the Class
                                    A-1 Noteholders only, until the Outstanding
                                    Principal Amount on the Class A-1 Notes has
                                    been reduced to zero, the Class A Principal
                                    Payment, then (ii) to the Class A-2
                                    Noteholders only, until the Outstanding
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                                    Principal Amount on the Class A-2 Notes has
                                    been reduced to zero, the Class A Principal
                                    Payment, then (iii) to the Class A-3
                                    Noteholders only, until the Outstanding
                                    Principal Amount on the Class A-3 Notes has
                                    been reduced to zero, the Class A Principal
                                    Payment, then (iv) to the Class A-4
                                    Noteholders only, until the Outstanding
                                    Principal Amount on the Class A-4 Notes has
                                    been reduced to zero, the Class A Principal
                                    Payment, (b) to the Class B Noteholders, the
                                    Class B Principal Payment, (c) to the
                                    Certificateholders, the Certificate
                                    Principal Payment, and (d) to the extent
                                    that the Class B Floor exceeds the Class B
                                    Target Investor Principal Amount and/or the
                                    Certificate Floor exceeds the Certificate
                                    Target Investor Principal Amount, Additional
                                    Principal shall be distributed,
                                    sequentially, as an additional principal
                                    payment on the Class A-1 Notes, Class A-2
                                    Notes, Class A-3 Notes, Class A-4 Notes and
                                    the Class B Notes until the Outstanding
                                    Principal Amount of each class has been
                                    reduced to zero.

                                    "Additional Principal" with respect to each Payment Date is an amount equal to (a) the difference between (i) the Discounted
                                    Present Value of the Performing Leases as of the Determination Date for the preceding
                                    Payment Date and (ii) the Discounted Present
                                    Value of the Performing Leases as of the related Determination Date, less (b) the Class A Principal Payment, the Class B
                                    Principal Payment and the Certificate
                                    Principal Payment to be paid on such Payment
                                    Date.

                                    The "Certificate Floor" with respect to each Payment Date means (a) 1.50% of the initial
                                    Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative
                                    Loss Amount with respect to such Payment
                                    Date, minus (c) the sum of the
                                    Overcollateralization Amount as of such
                                    Payment Date plus the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date.

                                    The "Certificate Principal Payment" means
                                    (a) while the Class A-1 Notes are
                                    outstanding, zero and (b) after the
                                    Outstanding Principal Amount on the Class
                                    A-1 Notes has been reduced to zero, the
                                    amount necessary to reduce the Certificate
                                    Balance to the greater of the Certificate
                                    Target Investor Principal Amount and the
                                    Certificate Floor.

                                    The "Certificate Target Investor Principal
                                    Amount" with respect to each Payment Date is an amount equal to the product of (a)
                                    4.5005% (the "Certificate Percentage") and
                                    (b) the Discounted Present Value of the
                                    Performing Leases as of the related
                                    Determination Date.

                                    The "Class A Principal Payment" means (a) while the Class A-1 Notes are outstanding,
                                    (i) on all Payment Dates prior to the
                                    October, 1999 Payment Date, the lesser of
                                    (1) the amount necessary to reduce the
                                    Outstanding Principal Amount on the Class
                                    A-1 Notes to zero and (2) the difference between (A) the Discounted Present Value of the Performing Leases as of the Determination Date for the preceding Payment
                                    Date, and (B) the Discounted Present Value of the Performing Leases as of the related
                                    Determination Date, and (ii) on the October,
                                    1999 Payment Date and thereafter until the Class A-1 Notes have been paid in full, the entire Outstanding Principal Amount on the Class A-1 Notes and (b) after the Class A-1
                                    Notes have been paid in full, the amount necessary to reduce the aggregate
                                    Outstanding Principal Amount on the Class A
                                    Notes to the Class A Target Investor
                                    Principal Amount.

                                    The "Class A Target Investor Principal
                                    Amount" with respect to each Payment Date is
                                    an amount equal to the product of (a)
                                    87.9976% (the "Class A Percentage") and (b)
                                    the Discounted Present Value of the
                                    Performing Leases as of the related
                                    Determination Date.
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                                    The "Class B Principal Payment" means (a)
                                    while the Class A-1 Notes are outstanding,
                                    zero and (b) after the Outstanding Principal
                                    Amount on the Class A-1 Notes has been
                                    reduced to zero, the amount necessary to
                                    reduce the Outstanding Principal Amount of
                                    the Class B Notes to the greater of the
                                    Class B Target Investor Principal Amount and
                                    the Class B Floor.

                                    The "Class B Floor" with respect to each Payment Date (the "subject Payment Date") means (a) 2.5% of the initial Discounted
                                    Present Value of the Leases as of the
                                    Cut-Off Date, plus (b) the Cumulative Loss
                                    Amount with respect to the subject Payment
                                    Date, minus (c) the sum of the Certificate
                                    Balance as of the preceding Payment Date after giving effect to all payments made on such Payment Date plus the
                                    Overcollateralization Amount as of the
                                    subject Payment Date plus the amount on
                                    deposit in the Reserve Account after giving effect to withdrawals to be made on the subject Payment Date.

                                    The "Class B Target Investor Principal
                                    Amount" with respect to each Payment Date is an amount equal to the product of (a)
                                    5.2510% (the "Class B Percentage") and (b) the Discounted Present Value of the Performing Leases as of the related
                                    Determination Date.

                                    The "Cumulative Loss Amount" with respect to each Payment Date (the "subject Payment
                                    Date") is an amount equal to the excess, if any, of (a) the difference of (i) the sum of the Outstanding Principal Amount of the Notes and the Certificate Balance as of the immediately preceding Payment Date after giving effect to all payments made on such Payment Date, minus (ii) the lesser of (A) the Discounted Present Value of the Performing Leases as of the Determination
                                    Date relating to the immediately preceding
                                    Payment Date minus the Discounted Present
                                    Value of the Performing Leases as of the Determination Date related to the subject
                                    Payment Date and (B) Available Funds
                                    remaining after the payment of amounts owing to the Servicer and in respect of interest on the Securities on the subject Payment
                                    Date over (b) the Discounted Present Value of Performing Leases as of the Determination
                                    Date related to the subject Payment Date.

                                    The "Overcollateralization Amount" with
                                    respect to each Payment Date is an amount equal to (a) the Discounted Present Value of the Performing Leases as of the related
                                    Determination Date minus (b) the Outstanding
                                    Principal Amount of the Notes and the
                                    Certificate Balance (after giving effect to payments of principal (other than Additional
                                    Principal) on such Payment Date); provided, that such amount will never be less than zero.

    C.  Redemption...............   The Servicer will have the option, subject
                                    to certain conditions, to repurchase the
                                    Leases and cause the Trust to redeem all,
                                    but not less than all, of the Notes and
                                    thereby cause early repayment of the Notes
                                    as of any Payment Date on which the
                                    Discounted Present Value of the Performing
                                    Leases is less than or equal to 5% of the
                                    Discounted Present Value of the Leases as of
                                    the Cut-Off Date. Upon the Payment Date
                                    fixed for such prepayment, the remaining
                                    unpaid principal amount on the Notes and all
                                    accrued and unpaid interest thereon shall
                                    become due and payable. See "Description of
                                    the Notes--Redemption".

The Certificates.................   approximately $6,572,000 aggregate principal
                                    of % Lease-Backed Certificates (the
                                    "Certificates"; and together with the Notes,
                                    the "Securities"). The Certificates
                                    represent fractional undivided interests in
                                    the Trust and will be issued pursuant to the
                                    Trust Agreement. Distributions of interest
                                    and principal on the Certificates will be
                                    subordinated in priority of payment to
                                    interest and principal on the Notes to the
                                    extent described herein. See "The Transfer
                                    and Servicing

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                                    Agreements--Distributions on Securities"
                                    herein. The Certificates are not offered
                                    hereby.

Issuance Date....................   On or about September     , 1998.

Determination Date...............   The third day prior to each Payment Date or,
                                    if such day is not a business day, the
                                    preceding business day (each, a
                                    "Determination Date"). On each Determination
                                    Date, the Servicer will determine the amount
                                    of payments received on the Leases during
                                    the immediately preceding calendar month or,
                                    in the case of the initial Determination
                                    Date, from, but not including, the Cut-Off
                                    Date through October 31, 1998 (each such
                                    period, a "Due Period") which will be
                                    available for distribution on the related
                                    Payment Date. See "Description of the
                                    Transfer and Servicing
                                    Agreements--Distributions".

Payment Date.....................   Payments on the Notes will be made on the
                                    25th day of each month (or if such day is
                                    not a business day, the next succeeding
                                    business day), commencing on November 25,
                                    1998 (each, a "Payment Date"), to holders of
                                    record ("Holders") of the Notes as of the
                                    last day of the immediately preceding
                                    calendar month (each, a "Record Date"). See
                                    "Description of the Transfer and Servicing
                                    Agreements--Distributions on Securities".

Denominations....................   The Notes will be issued in minimum
                                    denominations of $1,000 and integral
                                    multiples of $1,000 in excess thereof,
                                    except that one Class A Note and Class B
                                    Note may be issued in another denomination.

Expected Maturity;
Stated Maturity..................   The expected maturity with respect to the
                                    Class A-1 Notes, Class A-2 Notes, Class A-3
                                    Notes, Class A-4 Notes and the Class B Notes
                                    are the Payment Dates in August, 1999,
                                    November, 1999, December, 2001, February,
                                    2003, and April, 2003, respectively. The
                                    stated maturity date with respect to the
                                    Class A-1 Notes will be the Payment Date in
                                    October, 1999, and with respect to all other
                                    Notes will be the Payment Date in April,
                                    2006. However, if all payments on the Leases
                                    are made as scheduled, final payment with
                                    respect to the Notes will occur prior to
                                    stated maturity.

Trust Property...................   The "Trust Property" will consist of a pool
                                    (the "Lease Pool") of equipment leases (the
                                    "Lease Contracts"), and all of the Trust's
                                    interest in the equipment (the "Equipment")
                                    underlying the leases (which includes
                                    computer equipment and software, medical
                                    equipment, retail equipment, phone
                                    equipment, office equipment, industrial
                                    equipment and food service equipment),
                                    including all payments not collected
                                    thereunder on or prior to the Cut-Off Date
                                    (the "Lease Receivables"; together with the
                                    Lease Contracts, the "Leases"). In addition,
                                    the Trust Property will include the funds on
                                    deposit in the Reserve Account, if any, and
                                    to the limited extent provided in the
                                    Pooling and Servicing Agreement, amounts on
                                    deposit in the Residual Account, if any.

The Lease Pool...................   On the Issuance Date, the Lease Pool will
                                    consist of the Leases as of the Cut-Off Date
                                    and the interest of the Trust in the related
                                    Equipment. Thereafter, the Lease Pool will
                                    consist of the Leases as of the Issuance
                                    Date plus any Substitute Leases but
                                    excluding any Leases which have been
                                    replaced by one or more Substitute Leases,
                                    and the interest of the Trust in the related
                                    Equipment. See "--Substitutions", "The Lease
                                    Pool" and "Certain Legal Matters Affecting a
                                    Lessee's Rights and Obligations".

                                    Less than 2% of the Statistical Discounted
                                    Present Value of the Leases as of the CutOff
                                    Date relate to Lessees located outside of
                                    the United States.
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                                    ILC will represent and warrant that, as of
                                    the Cut-Off Date, all Leases were current or
                                    less than 63 days delinquent and that, as of
                                    the initial Determination Date, all Lessees
                                    will have made at least one lease payment.

Equipment........................   The Equipment is comprised primarily of
                                    computer equipment and software, medical
                                    equipment, retail equipment, phone
                                    equipment, office equipment, industrial
                                    equipment and food service equipment. As of
                                    the Cut-Off Date, the Lease Pool had
                                    approximately 30 equipment categories.

Lessees..........................   The Leases are comprised of commercial
                                    equipment leases in a variety of industries
                                    with businesses and individual business
                                    owners (each, a "Lessee"; and collectively,
                                    the "Lessees"), with no single Lessee
                                    concentration of greater than 6.31%. As of
                                    the Cut-Off Date, the Lease Pool included
                                    5,447 separate Leases and approximately
                                    4,280 Lessees.

                                    As of the Cut-Off Date approximately 20.20%,
                                    15.08%, 7.58%, 7.14% and 6.47% of the Leases
                                    (based on Statistical Discounted Present
                                    Value of the Leases) were located in Ohio, California, Texas, Minnesota and South
                                    Carolina, respectively. No other state
                                    accounts for more than 5% of the Leases.
                                    Accordingly, adverse economic conditions or other factors particularly affecting any of these regions could adversely affect the performance of the Leases. See "Risk
                                    Factors--Geographic Concentration of
                                    Leases".

Certain Lease Terms..............   The Leases are triple-net leases, requiring
                                    the Lessee to pay all taxes, maintenance and
                                    insurance associated with the Equipment. The
                                    Leases are non-cancelable by the Lessees.
                                    All payments under the Leases are absolute,
                                    unconditional obligations of the Lessees
                                    without right of offset for any reason. Each
                                    Lessee entered into its Lease for specified
                                    Equipment designated in schedules
                                    incorporated into the Lease. The schedules,
                                    among other things, establish the payments
                                    and the term of the Lease with respect to
                                    such Equipment. The Leases have remaining
                                    terms, calculated as of the Cut-Off Date, of
                                    between approximately 3 and 80 months and a
                                    weighted average remaining term of 39.57
                                    months. See "The Lease Pool--The Leases".

                                    Although the Leases will be non-cancelable by the Lessees, ILC has, from time to time, permitted early termination by Lessees
                                    ("Early Lease Termination") or other
                                    modifications of the lease terms in certain circumstances, including in connection with a full or partial buy-out or equipment upgrade. If ILC allows an Early Lease
                                    Termination or other modification of the lease term in connection with a partial buy-out, the amount prepaid by the lessor must be at least equal to the Discounted
                                    Present Value of the terminated Lease (or, in the case of a partial buy-out, the portion thereof related to such buy-out) plus any delinquent payments. See "The Lease
                                    Pool--The Leases".

Substitutions....................   If Transferor or Servicer is required to
                                    repurchase any Lease as a result of a breach
                                    of representation, warranty or covenant
                                    relating to such Lease, adjustments made to
                                    such Lease by the Servicer or the early
                                    termination of such Lease (each, a
                                    "Predecessor Lease"), in lieu of such
                                    repurchase (other than repurchases relating
                                    to early terminations), the Transferor may
                                    substitute one or more leases originated or
                                    acquired using the same credit criteria as
                                    the initial Leases and having similar
                                    characteristics (each, a "Substitute Lease")
                                    for Leases subject to repurchase in
                                    accordance with the preceding paragraph, so
                                    long as the following conditions are met:
                                    (i) after giving effect to such
                                    substitution, the aggregate Booked Residual
                                    Value (without duplication) of all
                                    Substitute Leases will not be less than 90%
                                    of the aggregate Booked Residual Value of
                                    all Predecessor Leases since the Issuance
                                    Date, (ii) after giving effect to such
                                    adjustment or substitution, either the final
                                    payment on such Substitute Lease must be on
                                    or prior to April, 2005 or, to the extent
                                    the final
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                                    payment is due later, only scheduled
                                    payments due on or prior to such date are
                                    included in the Discounted Present Value of
                                    such Lease for the purpose of making any
                                    calculation under the Pooling and Servicing
                                    Agreement, (iii) after giving effect to such
                                    substitution, the aggregate amount of Lease
                                    Payments through the term of the Leases will
                                    not be more than 5% less than the aggregate
                                    scheduled Lease Payments of the Leases prior
                                    to such substitution, and (iv) after giving
                                    effect to such substitution, the Discounted
                                    Present Value of the Performing Leases is
                                    not less than the Discounted Present Value
                                    of the Performing Leases prior to such
                                    substitution. See "Description of the
                                    Transfer and Servicing Agreements--Transfer
                                    of Leases" and "--Servicing Procedures".

                                    No substitutions will be permitted if after giving effect to such substitution, the aggregate Discounted Present Value of all Predecessor Leases would exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date.

                                    Although the limitations set forth above are intended to minimize the probability that substitutions would result in losses or delays in payments to the Noteholders, no assurances can be given to this effect. If and when the aggregate Discounted Present
                                    Value of all Leases for which a Substitute
                                    Lease has been substituted equals 10% of the Discounted Present Value of the Leases as of the Cut-Off Date, the Servicer, on behalf of the Trust, will file an interim report on Form 8-K updating the distribution tables set forth under "The Lease Pool" herein.

Payments on Leases...............   All payments on Leases will be made by the
                                    Lessees to the address specified by the
                                    Servicer. Because the rate of payment of
                                    principal on the Notes will depend, among
                                    other things, on the rate of payment on the
                                    Leases, prepayments of leases, payments as a
                                    result of Non-Performing Leases, Casualty
                                    Payments, and payments upon repurchase of
                                    Leases by the Transferor or the Servicer
                                    could impact the rate of payment and yield
                                    on the Notes. Specifically, in the case of
                                    Notes purchased at a discount, a slower than
                                    anticipated rate of principal payments could
                                    result in an actual yield that is less than
                                    the anticipated yield. Conversely, in the
                                    case of Notes purchased at a premium, a
                                    faster than anticipated rate of principal
                                    payments could result in an actual yield
                                    that is less than the anticipated yield. See
                                    "Risk Factors--Early Termination and Related
                                    Investment Risk" and "Prepayment and Yield
                                    Considerations".

                                    Unless otherwise permitted to make deposits monthly, the Servicer will deposit the proceeds of such payments to the Collection
                                    Account within two business days of the
                                    receipt thereof. See "Description of
                                    Transfer and Servicing
                                    Agreements--Distributions--Deposits to
                                    Collection Account".

Advances by Servicer.............   On any Determination Date, the Servicer (x)
                                    if ILC or one of its affiliates, will be
                                    required, and (y) if any other person, will
                                    have the option, to advance (each, a
                                    "Servicer Advance") to the Trustee for
                                    distribution as Available Funds on the
                                    related Payment Date, an amount sufficient
                                    to cover delinquencies on any scheduled
                                    payment under Leases in the Trust Property
                                    due during the related Due Period; provided
                                    that the Servicer will not be required to
                                    make any Servicer Advance if it determines
                                    that such Servicer Advance may not
                                    ultimately be recoverable by it from
                                    recoveries from the applicable Leases. The
                                    Servicer will be reimbursed for Servicer
                                    Advances not recovered from late payments or
                                    proceeds from the sale or lease of the
                                    Equipment under a Lease with respect to
                                    which the Servicer has made a Servicer
                                    Advance to the extent that funds are
                                    available therefor in accordance with the
                                    Priority of Payments on the second Payment
                                    Date following the Determination Date on
                                    which the Servicer made such Servicer
                                    Advance. See "Description of the Transfer
                                    and Servicing Agreements--Distributions".
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Servicing Fee....................   A Servicing Fee (the "Servicing Fee"), will
                                    be paid monthly to the Servicer on each
                                    Payment Date from amounts in the Collection
                                    Account and will accrue during each Interest
                                    Accrual Period at the rate of 0.75% per
                                    annum (calculated on the basis of a year of
                                    360 days comprised of twelve 30-day months)
                                    on a balance equal to the lesser of (i) the
                                    sum of the aggregate Outstanding Principal
                                    Amount of the Notes and outstanding
                                    Certificate Balance, each calculated as of
                                    the preceding Payment Date, after giving
                                    effect to all payments made on such Payment
                                    Date and (ii) the Discounted Present Value
                                    of the Performing Leases calculated as of
                                    the related Determination Date.

                                    The Servicing Fee will be paid to the
                                    Servicer for servicing the Lease Pool and to pay certain administrative expenses in connection with the Notes and the Certificates, including Trustee and
                                    Indenture Trustee fees and expenses and the Management Fee. The Servicing Fee in respect of a Due Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) may be paid at the beginning of such Due Period out of collections for such Due Period. See
                                    "Description of the Transfer and Servicing
                                    Agreements--Servicing Compensation."

                                    The Servicer will also collect and retain any late fees, extension fees, prepayment charges and certain non-sufficient funds charges and other administrative fees or similar charges (the "Supplemental Servicing
                                    Fee") allowed by applicable law with respect to the Leases.

                                    In addition to the Servicing Fee and the Supplemental Servicing Fee, the Servicer is also entitled to retain, out of any amounts received by the Servicer in connection with the sale or lease of any Equipment subject to a Non-Performing Lease upon the early termination of such Lease or otherwise, (i) the Servicer's actual out-of-pocket expenses reasonably incurred in connection with such sale or lease and (ii) if the Servicer has made any Servicer Advances with respect to any Lease which thereafter became a Non-Performing Lease and the Servicer has not otherwise been fully reimbursed for such Servicer Advance, the unreimbursed portion thereof.

Available Funds..................   All payments made on or with respect to the
                                    Leases with respect to the immediately
                                    preceding Due Period received on or prior to
                                    the Record Date for such Due Period
                                    ("Available Funds") will be available for
                                    distribution by the Trustee on a Payment
                                    Date and will include:

                                        a)        Lease Payments due during the
                                                  prior Due Period (net of any
                                                  Third Party Amounts);

                                        b)        Residual Realizations up to
                                                  the Residual Amount Cap;

                                        c)        recoveries from Non-Performing
                                                  Leases (net of amounts
                                                  retained by the Servicer);

                                        d)        proceeds from repurchases by
                                                  Transferor or Servicer of
                                                  Predecessor Leases if
                                                  Transferor has not substituted
                                                  Substitute Leases for such
                                                  Leases;

                                        e)        proceeds from investment of
                                                  funds in the Collection
                                                  Account (other than Security
                                                  Deposit Earnings), the Reserve
                                                  Account and the Residual
                                                  Account, if any;

                                        f)        Casualty Payments;

                                        g)        Servicer Advances;
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                                        h)        Termination Payments;

                                        i)        funds, if any, on deposit in
                                                  the Reserve Account; and

                                        j)        funds, if any, on deposit in
                                                  the Residual Account to the
                                                  limited extent provided in the
                                                  Pooling and Servicing
                                                  Agreement.

Application of
Payments.........................   The "Priority of Payments" for the Securities is as follows:

                                    So long as no Event of Default has occurred and the Notes have not been accelerated, distributions will be made on each Payment
                                    Date from Available Funds in the following priority:

                                        a)        to pay the then accrued and
                                                  unpaid Servicing Fee;

                                        b)        to reimburse unreimbursed
                                                  Servicer Advances in respect
                                                  of a prior Payment Date;

                                        c)        to make Interest Payments
                                                  owing on the Class A Notes,
                                                  pro rata based on the
                                                  respective amounts due under
                                                  this priority, to the Class
                                                  A-1 Noteholders, Class A-2
                                                  Noteholders, Class A-3
                                                  Noteholders and Class A-4
                                                  Noteholders;

                                        d)        to make Interest Payments
                                                  owing on the Class B Notes;

                                        e)        to make Interest Payments
                                                  owing on the Certificates;

                                        f)        to make the Class A Principal
                                                  Payment (i) to the Class A-1
                                                  Noteholders only, until the
                                                  Outstanding Principal Amount
                                                  on the Class A-1 Notes is
                                                  reduced to zero, then (ii) to
                                                  the Class A-2 Noteholders
                                                  only, until the Outstanding
                                                  Principal Amount on the Class
                                                  A-2 Notes is reduced to zero,
                                                  then (iii) to the Class A-3
                                                  Noteholders only, until the
                                                  Outstanding Principal Amount
                                                  on the Class A-3 Notes is
                                                  reduced to zero, then (iv) to
                                                  the Class A-4 Noteholders
                                                  only, until the Outstanding
                                                  Principal Amount on the Class
                                                  A-4 Notes is reduced to zero;

                                        g)        to make the Class B Principal
                                                  Payment;

                                        h)        to make the Certificate
                                                  Principal Payment;

                                        i)        to pay the Additional
                                                  Principal, if any, to the
                                                  Class A Noteholders then
                                                  receiving the Class A
                                                  Principal Payment as provided
                                                  in clause (f) above until the
                                                  Outstanding Principal Amount
                                                  on all of the Class A Notes
                                                  has been reduced to zero, then
                                                  to the Class B Noteholders
                                                  until the Outstanding
                                                  Principal Amount on the Class
                                                  B Notes has been reduced to
                                                  zero and thereafter to the
                                                  Certificateholders until the
                                                  Certificate Balance has been
                                                  reduced to zero;

                                        j)        to the Reserve Account, an
                                                  amount equal to the excess of
                                                  the Required Reserve Amount
                                                  over the Available Reserve
                                                  Amount;

                                        k)        following a Residual Event, to
                                                  the Residual Account an amount
                                                  equal to Residual Realizations
                                                  up to the Residual Amount Cap;
                                                  and

                                        l)        to the Transferor, the
                                                  balance, if any.

                                    Upon the occurrence of an Event of Default and the acceleration of the Notes and until such Event of Default has been rescinded, distributions will be made in the priority described in "Description of the Transfer and Servicing Agreement--Distributions". For a description of Events of Default and conditions to the acceleration of the Notes, see "Description of the Notes--the
                                    Indenture".

Residual Realizations............   Following the Issuance Date, Residual
                                    Realizations will be deposited into the
                                    Collection Account until the aggregate
                                    Residual Realizations used (without
                                    duplication) to cover amounts owing the
                                    Noteholders and Holders of the Certificates
                                    (collectively, the "Securityholders") and
                                    the Servicer, deposited into the Reserve
                                    Account, on deposit in the Residual Account,
                                    or withdrawn from the Residual Account as a
                                    result of an Available Funds Shortfall,
                                    equals $ , which represents 5.0% of the
                                    Discounted Present Value of the Leases as of
                                    the Cut-Off Date (the "Residual Amount
                                    Cap"), and will provide additional credit
                                    support to the Notes and the Certificates.
                                    Actual Residual Realizations may be more or
                                    less than the residual value of the
                                    Equipment recorded on the books of the
                                    Transferor based on amounts estimated by
                                    management utilizing past experience, market
                                    data and judgment (the "Booked Residual
                                    Value"). Upon the occurrence of a Residual
                                    Event, the Residual Realizations not
                                    distributed to Securityholders, paid to the
                                    Servicer or deposited into the Reserve
                                    Account will be deposited in the Residual
                                    Account. Funds on deposit in the Residual
                                    Account will be available to cover
                                    shortfalls in the amount available to pay
                                    the amounts owing the Servicer and to make
                                    interest and principal payments on the Notes
                                    and the Certificates. Following the
                                    termination of a Residual Event, amounts on
                                    deposit in the Residual Account will be
                                    deposited into the Reserve Account to the
                                    extent that the amount on deposit in the
                                    Reserve Account is less than the required
                                    Reserve Amount and thereafter will be
                                    disbursed to the Transferor.

                                    "Residual Realizations" mean net cash flows realized by and allocable to ILC from the sale or lease of the Equipment or extension of Leases following the scheduled expiration dates of such Leases; provided that such cash flows relating to NonPerforming Leases will only be included as "Residual
                                    Realizations" to the extent such amounts exceed the Discounted Present Value of such Lease as of the Payment Date immediately following the first Determination Date on which such Lease was a NonPerforming Lease.

                                    A "Residual Event" means the occurrence of one or more of the following including but not limited to: (a) ILC is no longer the Servicer, (b) with respect to the December, 1998 Due Period and each Due Period thereafter, the Three-Month Servicer
                                    Realization Percentage calculated on any
                                    Determination Date is less than 100%, (c) with respect to the December, 1998 Due
                                    Period and each Due Period thereafter, the Three-Month Delinquency Percentage is greater than 8.0% (d) with respect to the December, 1998 Due Period and each Due
                                    Period thereafter, the Three-Month Default
                                    Percentage is greater than 2.0%, (e) the Cumulative Net Loss Ratio is greater than
                                    (i) 2.0%, for any Due Period occurring on or before the August, 1999 Due Period, (ii)
                                    3.0%, for any Due Period occurring after the August, 1999 Due Period and on or before the August, 2000 Due Period and (iii) 4.0%, for any Due Period occurring after the August, 2000 Due Period or (f) such other events, if any, required by the Rating Agencies;
                                    provided, that (i) the Residual Event
                                    referred to in clause (b) may be cured if the Three-Month Servicer Realization
                                    Percentage is greater than or equal to 100% for three consecutive Due Periods thereafter, (ii) the Residual Event referred to in clause (c) may be cured if the Three-Month Delinquency Percentage for any
                                    Due Period thereafter is less than or equal to 7.0%, (iii) the Residual Event referred to in clause (d) may be cured if the Three-Month Default Percentage for any Due
                                    Period thereafter is less than or equal to 2.0% and (iv) the Residual Event referred to in clause (e) may be cured if the Cumulative
                                    Net Loss Ratio for any Due Period thereafter is less than or equal to the ratio specified in clause (e) for such Due Period. For a
                                    description of the Three-Month Servicer
                                    Realization Percentage, the Three-Month
                                    Delinquency Percentage, the Three-Month
                                    Default Percentage and the Cumulative Net
                                    Loss Ratio, see "Description of the Transfer and Servicing Agreements--Residual Account."

                                    The aggregate Booked Residual Value of the
                                    Leases as of the Cut-Off Date equals
                                    $21,453,071.94.

Reserve Account..................   The Securityholders will have the benefit of
                                    funds on deposit in an account (the "Reserve
                                    Account") to the extent that there is a
                                    shortfall in the amount available to pay
                                    amounts owing the Servicer and to make
                                    interest and principal payments on the Notes
                                    and the Certificates, on any Payment Date.
                                    The Reserve Account will be funded by an
                                    initial deposit of 1% of the Discounted
                                    Present Value of the Leases as of the
                                    Cut-Off Date. Thereafter, on any Payment
                                    Date to the extent funds are available
                                    therefor in accordance with the Priority of
                                    Payments (and, on any Payment Date following
                                    the termination of a Residual Event, from
                                    the Residual Account), additional deposits
                                    will be made to the Reserve Account to the
                                    extent that the amount on deposit in the
                                    Reserve Account (the "Available Reserve
                                    Amount") is less than the Required Reserve
                                    Amount. The "Required Reserve Amount" equals
                                    the lesser of (a) 1% of the Discounted
                                    Present Value of the Performing Leases as of
                                    the Cut-Off Date and (b) the Outstanding
                                    Principal Amount of the Notes and the
                                    Certificate Balance. Amounts on deposit in
                                    the Reserve Account in excess of the
                                    Required Reserve Amount will be disbursed to
                                    the Trust in accordance with the provisions
                                    of the Indenture.

Federal Income Tax
Considerations...................   In the opinion of Mayer, Brown & Platt,
                                    special federal tax counsel for the Trust,
                                    for federal income tax purposes the Notes
                                    will be characterized as debt, and the Trust
                                    will not be characterized as an association
                                    (or a publicly traded partnership) taxable
                                    as a corporation. Each Noteholder, by the
                                    acceptance of a Note, will agree to treat
                                    the Notes as indebtedness. See "U.S. Federal
                                    Income Tax Considerations".

Ohio State Tax
Considerations...................   In the opinion of Keating, Muething and
                                    Klekamp, P.L.L., special Ohio tax counsel,
                                    unless the Noteholders are Ohio residents or
                                    are otherwise subject to the Ohio personal
                                    income tax, the Ohio corporate franchise tax
                                    or the Ohio tax on dealers in intangibles,
                                    the Noteholders will not be subject to the
                                    foregoing taxes solely as a result of
                                    purchasing and owning the Notes.

ERISA Considerations.............   The Employee Retirement Income Security Act
                                    of 1974, as amended ("ERISA"), and Section
                                    4975 of the Code place certain restrictions
                                    on those pension and other employee benefits
                                    plans to which they apply. Pursuant to
                                    regulations issued by the United States
                                    Department of Labor defining "plan assets",
                                    if the Notes are considered to be
                                    indebtedness under local law without
                                    substantial equity features, the assets of
                                    the Trust will not be considered assets of
                                    any ERISA plan holding the Notes, thereby
                                    generally avoiding potential application of
                                    the prohibited transaction rules under ERISA
                                    and the Code to transactions entered into by
                                    the Trust. However, regardless of whether
                                    the Notes constitute an equity interest in
                                    the Trust, the prohibited transaction rules
                                    would be applicable to a plan's purchase and
                                    holding of the Notes. Certain exemptions
                                    from the prohibited transaction rules could
                                    be applicable, however, with

                                    respect to the acquisition and holding of the Notes. Accordingly, the Notes may be acquired by ERISA plans, subject to certain restrictions. Before purchasing any of the Notes, fiduciaries of such plans should determine whether an investment in the Notes is appropriate under ERISA. By its acquisition of a Note, each purchaser shall be deemed to represent and warrant that its purchase and holding of the Note will not result in a nonexempt prohibited transaction under ERISA or the Code. See "ERISA
                                    Considerations".

Legal Investment.................   The Class A-1 Notes will be an "eligible
                                    security" within the meaning of Rule 2a-7
                                    promulgated under the Investment Company Act
                                    of 1940, as amended.

Rating...........................   It is a condition to the issuance of any of
                                    the Notes that the Class A-1 Notes be rated
                                    at least "P-1" and "F1+/AAA", that the Class
                                    A-2 Notes be rated at least "Aaa" and "AAA",
                                    that the Class A-3 Notes be rated at least
                                    "Aaa" and "AAA", that the Class A-4 Notes be
                                    rated at least "Aaa" and "AAA" and that the
                                    Class B Notes be rated at least "Aa3" and
                                    "A", in each case by Moody's Investors
                                    Service, Inc. ("Moody's") and Fitch IBCA,
                                    Inc. ("Fitch IBCA"), respectively. Fitch
                                    IBCA and Moody's are referred to herein
                                    collectively as the "Rating Agencies". The
                                    ratings assess the likelihood of timely
                                    payment of interest and the ultimate payment
                                    of principal to the Noteholders by the
                                    Stated Maturity date. There is no assurance
                                    that any rating will not be lowered or
                                    withdrawn if, in the judgement of any Rating
                                    Agency, circumstances in the future so
                                    warrant. See "Rating of the Notes".

                                  RISK FACTORS


         Limited Liquidity. There is currently no public market for the Notes, and there is no assurance that one will develop. The Underwriters expect but are not obligated, to make a market in the Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Noteholders may not be able to liquidate their investment in the Notes prior to maturity.



         Early Termination and Related Reinvestment Risk. Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Leases, such rate of payments of principal on the Notes cannot be predicted. Payments on the Leases will include scheduled payments as well as prepayments permitted by ILC, payments as a result of Non-Performing Leases, Casualty Payments, and payments upon repurchases by the Transferor and Servicer on account of a breach of certain representations, warranties or covenants in the Pooling and Servicing Agreement or the Contribution Agreement (to the extent not replaced by Substitute Leases) (any such voluntary or involuntary prepayment, a "Lease Prepayment"). The rate of early terminations of Leases due to Lease Prepayments and defaults may be influenced by a variety of economic and other factors. For example, adverse economic conditions and certain natural disasters such as floods, hurricanes, earthquakes and tornadoes may affect Lease Prepayments. Lease Prepayments will affect the weighted average life of each Class of Notes. This will in turn have an impact on the effective yield on each Class of Notes, since interest accrues on the outstanding principal balance of the Notes. Specifically, in the case of Notes purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is less than the anticipated yield. Conversely, in the case of Notes purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is less than the anticipated yield. See "Prepayment and Yield Considerations".



         Security Interests in the Equipment; Certain Security Interests Not Perfected. The Leases will consist of either finance leases (where substantially all of the value of the Equipment is financed by the lease payments) or operating leases (where substantially less than all of the value of the Equipment is recovered through the lease payments). See "The Lease Pool--The Leases". Finance leases include Leases ("Nominal Buy-Out Leases") which contain a nominal purchase option upon expiration or other terms which may be deemed effectively to vest equitable ownership of the Equipment in the Lessee. Prior to the Cut-Off Date, ILC will have filed Uniform Commercial Code ("UCC") financing statements in its favor against Lessees in respect of Equipment, including Equipment subject to Nominal-Buy-Out Leases, with an original Equipment cost in excess of $10,000, which make up approximately 95.61% of the Statistical Discounted Present Value of the Leases. Consistent with ILC's policies with respect to all Leases originated or acquired by it, no action will be taken to perfect the interest of ILC in any Equipment to the extent the original Equipment cost of the related Equipment is less than $10,000. As a result, ILC does not have a perfected security interest in Equipment with an original Equipment cost of less than or equal to $10,000.



         Also, Leases representing approximately 4.36% of the Statistical Discounted Present Value of the Leases relate to leasehold improvements and other equipment types that may be classified as "fixtures" under the UCC. ILC's (and therefore the Trust's) security interests in fixtures are junior to the claims of persons (other than the related lessee) with recorded ownership or mortgage interests in the real estate to which the fixtures are attached, unless ILC has obtained waivers from such persons. Due to various factors (including creditworthiness of the lessee or ILC policies at the time a particular lease was originated), such waivers have not been obtained with respect to most of the Equipment that may constitute fixtures. As a result, the interests of the Trust and the Noteholders in Equipment constituting fixtures may be junior to the rights of owners and mortgagees of the related real estate.



         In addition to the filings referred to in the second preceding paragraph, the Pooling and Servicing Agreement, the Trust Agreement and the Indenture will require UCC financing statements covering the Equipment to be filed in favor of the Transferor, the Trust and the Indenture Trustee, respectively, in states in which as of the Closing Date (i) Equipment relating to not less than 75% of the original cost of the Equipment under the Leases as of the Cut-Off Date is located and (ii) Equipment relating to not less than 75% of the Booked Residual Value of such Equipment as of the Cut-Off Date is located (the "Filing Locations"). To the extent UCC financing statements evidencing ILC's security interest in the Equipment have not been filed against the Lessee (i.e., with respect to those Leases relating to Equipment with an original cost of less than $10,000) and to the extent the Equipment is located in the states other than the Filing Locations, any such security interests in the Equipment will not be perfected in favor of ILC, the Transferor, the Trust nor the Indenture Trustee, respectively, and another party (such as other creditors of ILC) may acquire rights in ILC's interest in the Equipment superior to those of the Transferor, the Trust and the Indenture Trustee. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations". The lack of a perfected security interest in certain Equipment will result in claims against Lessees being unsecured and may adversely affect the ability of the Trust to realize on such Equipment.



         No Rights in Software Subject to Certain Leases. Leases representing approximately 2.04% of the Statistical Present Value of the Leases relate exclusively to computer software that is not owned by ILC. As a result, no interest in such software will be transferred to the Trust. Accordingly, if the Lessee under such a Lease defaults, the Trust will not realize any proceeds from the related software. Also, because software is generally eligible for protection under the Federal copyright laws, a security interest in software generally cannot be perfected without a filing at the U.S. Copyright Office. Some legal authority indicates that this filing requirement could also extend to a lease of software. Since no filings at the U.S. Copyright Office will be made with respect to the Leases, this could mean that the Trust may not have a perfected ownership interest in software-only Leases. Also, certain case law authority indicates that in Ohio and certain other states a sale of a "general intangible" (such as a software-only Lease) cannot be perfected without notice to the obligor (i.e., the Lessee). For reasons of administrative convenience, no such notices will be given with respect to software-only Leases transferred to the Trust. As a result of the foregoing, the interests of the Trust and the Noteholders in software-only Leases may be junior to the rights of other creditors of ILC or the Transferor.


         Restrictions on Recoveries. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. If the Trust must rely on repossession and disposition of Equipment to cover losses on Non-Performing Leases, the Trust may not realize the full amount due because of the application of those requirements and restrictions. Other factors that may affect the ability of the Trust to realize the full amount due on a Lease include the failure to file financing statements to perfect the Trust's security interest in the Equipment against a Lessee, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations".

         Recharacterization of Contribution Treatment. Each transfer of the Leases to the Transferor will be documented as a contribution. However, in the event of an insolvency of ILC, a creditor or trustee in bankruptcy, or ILC as debtor in possession, could attempt to recharacterize the contribution of the related Leases by ILC to the Transferor as a loan to ILC from the Transferor, secured by a pledge of such Leases or a court could allow the trustee in bankruptcy to repudiate the Leases that are operating leases and all obligations thereunder. Moreover, in the event of an insolvency of ILC, a creditor or trustee in bankruptcy, or ILC as debtor in possession, could attempt to consolidate the assets of the Transferor with those of ILC. Either attempt, even if unsuccessful, could result in delays in payments of the Notes. If such attempts were successful, the Notes would be accelerated, and the Indenture Trustee's recovery on behalf of the Noteholders could be limited to the then current value of the Leases or the underlying Equipment. Thus, the Noteholders could lose the right to future payments and might incur reinvestment losses on amounts recovered. For tax purposes the Leases will be treated as assets of ILC on the tax return for its consolidated group, which might increase the risk of recharacterization of the transfer to the Trust as a financing. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations".


         Bankruptcy of a Lessee. In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of scheduled payments to Noteholders would cease. If, as a result of the bankruptcy of a Lessee, the Servicer is prevented from collecting scheduled payments with respect to Leases and such Leases become Non-Performing Leases, no recourse would be available against ILC (except for misrepresentation or breach of warranty or covenant) and the Noteholders could suffer a loss with respect to the Notes. Similarly, upon the bankruptcy of the Transferor, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of Lease payments to the Trust and the Noteholders would cease. As noted above, however, the Transferor has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Transferor".

         These bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment to less than the amount due on the related Lease.

         Limited Credit Enhancement. Credit enhancement with respect to the Notes will be provided by the subordination of the Certificates, funds on deposit in the Reserve Account, the Overcollateralization Amount and, to the limited extent provided in the Indenture, the Residual Account. In addition, the Class A Notes have the benefit of the subordination of the Class B Notes. However, on any Payment Date the amount available to Noteholders is limited to the extent of funds on deposit in the Collection Account (including Residual Realizations up to the Residual Cap Amount), the Reserve Account and, to the limited extent provided in the Indenture, the Residual Account. Therefore, if a Lease becomes a Non-Performing Lease at a time when total losses on the Leases are in excess of the outstanding principal amount of any subordinated class and, the amounts, if any, available to be withdrawn from the Reserve Account and the Residual Account are reduced to zero, the holders of Notes of any senior class may be forced to rely solely on the amount of Residual Realizations on the Equipment for ultimate payment of principal and interest on such class of Notes. The aggregate amount of Residual Realizations available to Noteholders to pay (without duplication) the amounts owing the Servicer, to be deposited in the Reserve Account, on deposit in the Residual Account or withdrawn from the Residual Account as the result of an Available Funds Shortfall after the Issuance Date will not exceed the Residual Amount Cap.

         Non-Recourse Obligations. The Notes represent debt obligations of the Trust and do not represent interests in or recourse obligations of the Transferor, ILC or any of their respective affiliates. The Trust is not expected to have any significant assets other than the Trust Property. Consequently, the Noteholders must rely solely upon the Leases, the Equipment and funds in the Reserve Account and the Residual Account, if any, for payment of principal of and interest on the Notes. If no funds are on deposit in the Reserve Account or the Residual Account and the payments made on the Leases and the disposition proceeds of the Equipment are insufficient to make payments on the Notes, no other assets will be available for the payment of the deficiency.

         Book-Entry Registration. The Notes offered hereby initially will be represented by one or more certificates registered in the name of Cede & Co. and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until Definitive Notes are issued, beneficial owners will not be recognized by the Trust, the Indenture Trustee or the Trustee as Noteholders, as that term is used in the Indenture and the Trust Agreement. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly, through DTC, and its participating organizations, and will receive reports and other information provided for under the Indenture and the Trust Agreement only if, when and to the extent provided by DTC and its participating organizations. See "Certain Information Regarding the Notes--Book-Entry Registration".


         Geographic Concentration of Leases. As of the Cut-Off Date approximately 20.20%, 15.08%, 7.58%, 7.14% and 6.47% of the Leases (based on Statistical Discounted Present Value of the Leases) were located in Ohio, California, Texas, Minnesota and South Carolina, respectively. No other state accounts for more than 5% of the Leases. See "The Lease Pool". Accordingly, adverse economic conditions particularly affecting any of these regions could adversely affect the performance on the Leases. The Transferor is not aware of any existing adverse economic conditions particularly affecting any of these regions which are material to Noteholders, but no assurance can be given that materially adverse economic conditions will not develop in the future.


         Risk of Delayed Payment Due to Commingling of Funds. Under the Pooling and Servicing Agreement, the Servicer is required to deposit all Lease Payments, Casualty Payments and Termination Payments received after the Cut-Off Date, and all Payahead relating to payments due after the Cut-Off Date, into the Collection Account, in each case within two business days of receipt thereof; however, under certain circumstances, the Servicer will only be required to make such deposits monthly. See "Description of the Transfer and Servicing Agreements--Distributions--Deposits to Collection Account". If bankruptcy or reorganization proceedings were commenced with respect to the Servicer, those funds held by the Servicer prior to deposit in the Collection Account may be subject to an automatic stay resulting in a delay in the transfer of such funds to the Trust Property.

         Insolvency of Lessees. To the extent Lessees default on the Leases, including through insolvency, Lease Payments deposited into the Collection Account will decrease and accordingly Available Funds will be reduced.

                                 USE OF PROCEEDS


         The Transferor will use the net proceeds from the sale of the Notes to make the initial deposit into the Reserve Account and, if applicable, the Residual Account, and to pay dividends to ILC.


                                    THE TRUST

         General. The Trust will be formed under the laws of the State of New York pursuant to the Trust Agreement. After its formation, the Trust will not engage in any activity other than acquiring and managing the Leases, issuing and making payments on the Notes and the Certificates and other activities related to the foregoing. The Trust will have no officers, directors or employees.

         The "Trust Property" will consist of a pool (the "Lease Pool") of equipment leases (the "Lease Contracts"), and all of the Trust's interest in the equipment (the "Equipment") underlying the leases (which includes computer, medical equipment, office equipment, food service equipment, industrial equipment and service station equipment), including all payments not collected thereunder on or prior to the Cut-Off Date (the "Lease Receivables"; together with the Lease Contracts, the "Leases"). In addition, the Trust Property will include the funds on deposit in the Reserve Account, if any, and to the limited extent provided in the Pooling and Servicing Agreement, amounts on deposit in the Residual Account, if any.

         The Servicer will continue to service the Leases and will receive fees for such services. See "Description of the Transfer and Servicing
Agreements--Servicing Compensation". To facilitate the servicing of the Leases, the Transferor, the Trustee and the Indenture Trustee will authorize the Servicer to retain physical possession of the Leases and other documents relating thereto as custodian for the Trust.


         If the protection provided to the Noteholders by the subordination of the Certificates (and in the case of the Class A Notes, the Class B Notes), the Overcollateralization Amount and by the availability of amounts on deposit in the Reserve Account and under limited circumstances, the Residual Account, is insufficient, such Noteholders would have to look principally to the Lessees on the Lease Contracts, the proceeds from the repossession and sale of the Equipment which relate to defaulted Lease Receivables for payment on such Notes. In such event, certain factors, such as ILC, the Transferor, the Trust or the Indenture Trustee not having a first priority perfected ownership or security interest, as applicable, in the Equipment subject to some of the Leases may affect the Servicer's ability to repossess and sell the Equipment subject to those Leases, and thus may reduce or eliminate the proceeds from such Equipment to be distributed to the holders of the Notes. See "Risk Factors--Security Interests in the Equipment; Certain Security Interests Not Perfected".



         The Trust's principal offices are in Wilmington, Delaware, in care of First Union Trust Company, National Association, as Trustee, at the address listed below under "--The Trustee".

         Capitalization of the Trust. The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:



     approximately Class A-1           % Lease-Backed Notes.............................        $73,048,000
     approximately Class A-2           % Lease-Backed Notes.............................         19,204,000
     approximately Class A-3           % Lease-Backed Notes.............................         90,724,000
     approximately Class A-4           % Lease-Backed Notes.............................         18,574,000
     approximately Class B              % Lease-Backed Notes............................          7,668,000
     approximately          % Lease-Backed Certificates.................................          6,572,000
          Total (approximately).........................................................       $215,790,000



         The Trustee. First Union Trust Company, National Association, will be the Trustee under the Trust Agreement. First Union Trust Company, National Association, is a national banking association and its principal offices are located at One Rodney Square, 920 King Street, First Floor, Wilmington, Delaware 19801. In the ordinary course of its business, the Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with Information Leasing and its affiliates.

         The Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of such Trustee set forth in the Trust Agreement and the Pooling and Servicing Agreement. The Trustee may resign at any time, in which event the Servicer must appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer must appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                 THE TRANSFEROR

         The Transferor is a wholly-owned bankruptcy remote subsidiary of ILC and is intended to be a limited-purpose corporation. Accordingly, the Transferor's operations have been restricted to (a) limit its ability to engage in business with, or incur liabilities to, any other entity which may bring bankruptcy proceedings against the Transferor; and (b) diminish the risk that it will be consolidated into the bankruptcy proceedings of any other entity. The Transferor's offices are located at 1023 West Eighth Street, Cincinnati, Ohio 45203 and its phone number is (513) 579-2861.


         As of the date of this Prospectus, the Transferor has had no operating history. The net proceeds of the sale of the Notes will be used to pay a dividend payment to ILC. See "Use of Proceeds". The Transferor is prohibited by its Certificate of Incorporation from engaging in business other than (i) the acquisition of equipment leases and lease receivables (including equipment) from ILC and its affiliates, (ii) the transfer of such assets to the Trust and (iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Delaware law. The Transferor's ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by its Certificate of

Incorporation. As of the date of this Prospectus, the Transferor is not the subject of any legal proceedings.

                                  THE SERVICER

General


         Information Leasing Corporation ("ILC"), an Ohio corporation, was incorporated in September 1984. ILC is a wholly-owned subsidiary of The Provident Bank ("Provident"), which acquired ILC in December 1996. ILC's primary business consists of originating and servicing leases to businesses and business owners in the United States. ILC has 15 sales offices located throughout the United States and is headquartered at 1023 West Eighth Street, Cincinnati, Ohio 45203 and its phone number is (513) 421-9191. As of June 30, 1998, ILC had total assets of approximately $259,224,000.



         ILC's parent company, Provident is the principal banking subsidiary of Provident Financial Group, Inc., a Cincinnati based commercial banking and financial services holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, northern Kentucky, southeastern Indiana and Florida. As of June 30, 1998, Provident Financial Group, Inc. had total assets of $7.9 billion, net loans and leases of $5.5 billion, deposits of $4.8 billion and total shareholders' equity of $702 million. Provident Financial Group, Inc.'s tier 1 and total risked-based capital ratios were 10.31% and 13.44%, respectively. For the six-months ended June 30, 1998, Provident Financial Group, Inc. had net earnings of $62.4 million. Provident represents approximately 94% of Provident Financial Group, Inc.'s assets.


         ILC is a full service equipment leasing company that focuses on establishing strategic relationships with high volume, quality equipment vendors and customers. ILC establishes customized financing programs for its customers as well as for the end-user customers of equipment vendors and select financial intermediaries that focus on customers who meet ILC's general customer profiles.

         ILC currently consists of four groups: Major Accounts group, Vendor Programs group, Brokerage Services and Capital Lending Services.

         Major Accounts group focuses on developing creative financing solutions for its customers. Its customer base ranges from middle market to Fortune 100 entities. This group generates its business primarily by establishing master lease agreements with its customers.

         Vendor Programs group focuses on establishing formal and informal programs with equipment vendors including equipment manufacturers, dealers and distributors to provide point of sale financing for their customers. ILC has formal and informal programs established with sellers of office equipment such as personal computers and related peripherals, copy machines, fax machines, office furniture, telephone and voice mail systems, beverage dispensing equipment, satellite communication equipment, machine tools and automotive diagnostic equipment. ILC offers a variety of financing programs including private label and usage based programs as well as traditional lease financing programs.

         Broker Services focuses on buying transactions originated outside ILC and establishing strategic relationships with equipment lease brokers. Generally these relationships are long term and well developed with ILC acting as the primary and often exclusive funding source for small lessors and brokers who often have vendor programs of their own. The equipment financed generally mirrors the rest of the portfolio with special emphasis on medical and ophthalmic equipment.

         Capital Lending Services focuses on providing creative financing solutions for the retail petroleum industry, primarily at the chain store level. The Equipment financed typically includes point of sale systems, leak detection systems, fueling dispensers, and other in-store equipment such as coolers and shelving.

         As of the Cut-Off Date, no more than 10% of the Statistical Discounted Present Value of the Leases relates to any single vendor, broker or major account or affiliated group of vendors, brokers or major accounts.

Year 2000 Compliance

         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000.

         The Year 2000 issue is being actively addressed by Provident Financial Group, Inc. ("Provident Financial") and its subsidiaries, including Transferor and ILC, as it could significantly affect their operations. Many of the computer systems of Provident Financial and its subsidiaries do not meet Year 2000 requirements. It is management's estimate that it will cost approximately $10 million to correct all of the application systems of Provident Financial and its subsidiaries. As of December 31, 1997, Provident Financial had expensed $1.5 million for the correction of this problem. The plan of Provident Financial management calls for all computer programs to be corrected by the end of the third quarter of 1998, with subsequent testing of the programs during the fourth quarter of 1998 and all of 1999.


         Additionally, Provident Financial is also taking actions to receive assurance that its customers, including Lessees, are taking necessary steps to remedy their Year 2000 issues due to the fact that noncompliance could adversely effect their ability to repay obligations owing to Provident Financial and the Transferor.

                                 THE LEASE POOL

         The Leases. As of the close of business on August 31, 1998 (the "Cut-Off Date"), the Notes will be secured with approximately 5,447 Leases. The Leases were primarily originated by ILC, although approximately 4.59% of the Statistical Discounted Present Value of the Leases as of the Cut-Off Date were existing Leases acquired by ILC. The underwriting criteria used in acquiring these Leases was the same as the underwriting criteria used by ILC in originating Leases. The weighted average remaining term of the Lease Pool is
39.57 months.

         The leases are generally in one of two forms: (a) a master lease agreement containing all of the general terms and conditions of the lease transaction or transactions, with schedules setting forth the specific terms of each transaction with that particular Lessee; or (b) a specific lease agreement form containing all of the terms and conditions of the transaction. The Leases follow one of several different forms of lease agreement, with occasional modifications which do not materially affect the basic terms of the Lease. ILC is willing to finance the full acquisition cost of the related Equipment under the Leases and generally requires that the first installment of rent and either the last installment of rent or a security deposit in that amount be paid at the time a Lease is generated.

         The leases are triple-net leases which impose no affirmative obligations on the lessor, and are non-cancelable by the Lessees. None of the leases permit the prepayment or early termination of the Lease. Under certain conditions, however, ILC may consent to the prepayment of the Leases. Generally, ILC will consent to a prepayment of a Lease where the Lessee is upgrading the Equipment. All payments under the Leases are absolute, unconditional obligations of the Lessees without right of offset for any reason and are required to be made regardless of the condition or suitability of the related Equipment. Such payments will be made by the Lessees to the address specified by the Servicer.

         Lessees covenant to maintain the Equipment and install it at a place of business agreed upon with ILC. Lessees may not move the equipment without the prior consent of ILC. The Leases require the Lessees to assume the responsibility for payment of all expenses of the related Equipment including, without limitation, any expenses in connection with the maintenance and repair of the related Equipment, the payment of any and all premiums for casualty and liability insurance and the payment of all taxes relating to the equipment. The Leases also require that the Lessees bear responsibility for any loss, theft or destruction to the Equipment from any cause whatsoever.


         Lessees are required to carry insurance against risks of loss and damage from any cause in an amount not less than the unpaid balance of the lease plus the then current fair market value of the Equipment. The Lessees must name ILC as a loss payee and an additional insured. Lessees are provided with written information concerning the types of insurance required under the Lease. In some cases, should the Lessee not provide satisfactory evidence of its own insurance coverage, ILC is entitled under the related Lease Contract to receive a risk charge of 0.25% per month of the original cost of the Equipment. Such payments will be made by the Lessees to the Servicer for the account of the Trust.


         The Leases permit the assignment thereof by ILC without consent of the Lessee. The Leases do not permit the assignment, sale, transfer or sublease of the Equipment or of the Lessee's interest in the Lease without prior consent of ILC.

         Any defaults under a Lease permit a declaration as immediately due and payable all remaining Lease payments under the Lease and the immediate return of the Equipment. Generally, any payments received six days after the scheduled payment date are subject to late charges.

         At end of the Lease term, the Lessee must, at its expense, deliver the equipment to ILC in as good condition as when the lessee received it, except for normal wear and tear, to any place in the United States so designated by ILC.

         Pursuant to terms of the Lease, the Lessee is required to advise ILC at least 90 days prior to the end of the initial term of the Lease of its intent to return or purchase the Equipment. In most cases, failure to provide such notification results in an automatic renewal of the Lease for a specified period of time until Lessee delivers the Equipment to ILC or exercises one if its end of lease options.


         The Equipment. The Equipment subject to the Leases is purchased by ILC under direct specifications and instructions from the Lessees. The Equipment is comprised primarily of office equipment, such as personal computers, copy machines and facsimile machines, medical and ophthalmic equipment and retail petroleum industry equipment, such as leak detection systems, fueling dispensers and other in-store equipment such as coolers and shelving. As of the Cut-Off Date, the Lease Pool had approximately 30 equipment types. See "--Distribution of Leases by Equipment Type" for a listing of the types of Equipment subject to the Leases.



         Certain Information with respect to the Leases and Lessees. The following tables summarize certain information with respect to the Leases and the Lessees as of the Cut-Off Date. Percentages in the tables below may not add up to 100% due to rounding.

                          DISTRIBUTION OF LEASES BY STATE

                                                                      Percentage of
                                                    Statistical        Statistical                         Percentage of
                        Number   Percentage of  Discounted Present     Discounted                            Original
                          of         Number            Value          Present Value    Aggregate Original    Equipment
State                   Leases     of Leases         of Leases          of Leases        Equipment Cost        Cost
-----                  --------   -----------       -----------         ----------      ----------------      -----

Alabama                    152           2.79       1,521,464.84              0.70         1,919,441.93          0.73
Alaska                       6           0.11          49,671.58              0.02            54,469.22          0.02
Arizona                     50           0.92       3,610,435.32              1.65         4,049,867.25          1.54
Arkansas                    59           1.08         732,872.24              0.33           781,422.14          0.30
California                 513           9.42      33,019,321.17             15.08        33,488,558.68         12.75
Canada                       7           0.13         977,318.95              0.45         1,382,246.15          0.53
Colorado                    77           1.41       1,177,329.56              0.54         1,265,755.62          0.48
Connecticut                 38           0.70       2,556,467.42              1.17         3,075,138.35          1.17
Delaware                     8           0.15          92,181.65              0.04           141,593.46          0.05
District of Columbia        22           0.40         336,412.51              0.15           359,368.17          0.14
England                     19           0.35       1,401,580.46              0.64         1,876,462.85          0.71
Florida                    176           3.23       5,789,201.26              2.64         6,691,337.21          2.55
Georgia                    122           2.24       2,834,578.54              1.29         2,945,093.23          1.12
Hawaii                       4           0.07         979,652.27              0.45         1,056,131.49          0.40
Idaho                       12           0.22          57,852.79              0.03            53,205.35          0.02
Illinois                   161           2.96       5,858,799.20              2.68         6,489,135.34          2.47
Indiana                     74           1.36       1,642,737.07              0.75         1,914,569.19          0.73
Iowa                        39           0.72       1,448,300.94              0.66         1,793,801.45          0.68
Kansas                      17           0.31         448,703.83              0.20           438,427.26          0.17
Kentucky                   262           4.81       5,218,497.47              2.38         8,496,234.90          3.24
Louisiana                  176           3.23       3,444,029.09              1.57         3,377,112.31          1.29
Maine                       20           0.37         195,543.81              0.09           254,557.27          0.10
Maryland                    95           1.74       2,181,495.31              1.00         2,495,864.02          0.95
Massachusetts              114           2.09       3,036,037.44              1.39         3,953,242.30          1.51
Michigan                    97           1.78       3,251,542.62              1.49         3,659,570.76          1.39
Minnesota                  129           2.37      15,629,444.36              7.14        21,671,003.37          8.25
Mississippi                 77           1.41       1,337,496.94              0.61         1,261,670.24          0.48
Missouri                    88           1.62       4,548,844.04              2.08         5,095,623.29          1.94
Montana                     14           0.26         697,401.03              0.32           697,885.91          0.27
Nebraska                    18           0.33         211,673.71              0.10           243,761.63          0.09
Nevada                      29           0.53         603,187.00              0.28           668,196.37          0.25
New Hampshire               25           0.46         345,075.83              0.16           436,410.33          0.17
New Jersey                  90           1.65       3,680,396.79              1.68         3,505,522.09          1.34
New Mexico                  20           0.37       1,052,853.68              0.48           896,296.96          0.34
New York                   224           4.11       6,521,153.69              2.98         7,192,189.69          2.74
North Carolina              78           1.43       2,920,995.08              1.33         3,305,308.95          1.26
North Dakota                 4           0.07          18,469.78              0.01            18,434.04          0.01
Ohio                     1,108          20.34      44,221,066.05             20.20        60,486,791.58         23.04
Oklahoma                    48           0.88       1,879,825.39              0.86         2,493,082.40          0.95
Oregon                      58           1.06       1,534,933.83              0.70         1,629,846.12          0.62
Pennsylvania               172           3.16       7,052,432.47              3.22         7,841,329.13          2.99
Rhode Island                10           0.18         158,543.54              0.07           157,277.82          0.06
South Carolina              49           0.90      14,169,255.85              6.47        19,462,407.63          7.41
South Dakota                 8           0.15         167,125.77              0.08           203,041.47          0.08
Tennessee                  151           2.77       4,215,880.79              1.93         5,040,380.68          1.92
Texas                      372           6.83      16,599,856.65              7.58        17,538,754.01          6.68
Utah                        21           0.39         451,614.11              0.21           461,703.22          0.18
Vermont                     18           0.33         198,343.61              0.09           173,443.54          0.07
Virginia                   159           2.92       5,061,172.86              2.31         6,248,391.07          2.38
Washington                  88           1.62       2,074,544.89              0.95         1,990,027.51          0.76
West Virginia               20           0.37         190,102.61              0.09           236,940.87          0.09
Wisconsin                   47           0.86       1,473,862.78              0.67         1,567,672.02          0.60
Wyoming                      2           0.04          22,269.50              0.01            21,416.23          0.01
Total................    5,447         100.00%   $218,899,819.97            100.00%     $262,557,414.07        100.00%
                         =====         ======    ===============            ======      ===============        ======

                     DISTRIBUTION OF LEASES BY LEASE BALANCE


                                                                                  Percentage of
                                                               Statistical          Statistical                        Percentage of
  Statistical Discounted                    Percentage of      Discounted           Discounted     Aggregate Original     Original
   Present Value of the          Number         Number       Present Value         Present Value       Equipment         Equipment
          Leases               of Leases      of Leases        of Leases            of Leases            Cost              Cost
---------------------------    ---------    -------------    -------------        --------------   ------------------  -------------
          $0.01 -  5,000.00        1,791          32.88       3,685,839.05             1.68         5,324,760.31           2.03
       5,000.01 - 10,000.00          919          16.87       7,143,099.97             3.26         9,191,300.04           3.50
      10,000.01 - 15,000.00          809          14.85       9,959,006.80             4.55        11,552,729.72           4.40
      15,000.01 - 20,000.00          366           6.72       6,307,189.39             2.88         7,621,812.19           2.90
      20,000.01 - 25,000.00          202           3.71       4,525,669.61             2.07         5,973,578.93           2.28
      25,000.01 - 30,000.00          152           2.79       4,158,474.85             1.90         5,860,222.46           2.23
      30,000.01 - 35,000.00          112           2.06       3,624,689.70             1.66         4,460,870.93           1.70
      35,000.01 - 40,000.00           87           1.60       3,252,565.75             1.49         4,261,591.75           1.62
      40,000.01 - 45,000.00           88           1.62       3,749,829.58             1.71         4,725,689.17           1.80
      45,000.01 - 50,000.00           75           1.38       3,550,397.24             1.62         4,256,227.37           1.62
      50,000.01 - 60,000.00          114           2.09       6,237,315.74             2.85         7,571,672.44           2.88
      60,000.01 - 70,000.00           98           1.80       6,365,817.98             2.91         7,956,191.86           3.03
      70,000.01 - 80,000.00           76           1.40       5,675,906.99             2.59         7,157,119.09           2.73
      80,000.01 - 90,000.00           63           1.16       5,356,680.53             2.45         6,283,293.14           2.39
     90,000.01 - 100,000.00           60           1.10       5,673,967.81             2.59         6,509,149.97           2.48
    100,000.01 - 125,000.00           92           1.69      10,348,716.17             4.73        12,537,163.15           4.78
    125,000.01 - 150,000.00           55           1.01       7,516,664.90             3.43         8,239,223.51           3.14
    150,000.01 - 175,000.00           33           0.61       5,317,839.60             2.43         5,808,468.94           2.21
    175,000.01 - 200,000.00           35           0.64       6,636,276.71             3.03         8,735,173.28           3.33
    200,000.01 - 300,000.00           79           1.45      19,154,233.11             8.75        22,810,331.47           8.69
    300,000.01 - 400,000.00           46           0.84      15,918,181.47             7.27        18,300,787.40           6.97
    400,000.01 - 500,000.00           32           0.59      14,512,356.08             6.63        16,362,955.89           6.23
    500,000.01 - 600,000.00           30           0.55      16,336,067.19             7.46        16,506,980.82           6.29
    600,000.01 - 700,000.00            9           0.17       6,019,886.35             2.75         7,583,876.15           2.89
    700,000.01 - 800,000.00            7           0.13       5,257,362.38             2.40         5,969,832.25           2.27
    800,000.01 - 900,000.00            3           0.06       2,442,570.86             1.12         2,452,193.34           0.93
  900,000.01 - 1,000,000.00            1           0.02         969,706.65             0.44         1,100,126.71           0.42
1,000,000.01 - 1,500,000.00            5           0.09       6,240,440.52             2.85         7,453,143.22           2.84
1,500,000.01 - 2,000,000.00            3           0.06       5,012,192.05             2.29         6,591,088.98           2.51
 greater than $2,000,000.01            5           0.09      17,950,874.94             8.20        23,399,859.59           8.91
                                   -----         ------    ---------------           ------      ---------------         -------
Total......................        5,447         100.00%   $218,899,819.97           100.00%     $262,557,414.07         100.00%
                                   =====         ======    ===============           ======      ===============         ======

                            DISTRIBUTION OF LEASES BY
                                 REMAINING TERM



                                                                                Percentage of
                                                             Statistical         Statistical      Aggregate        Percentage
                                           Percentage        Discounted          Discounted       Original         of Original
          Remaining         Number          of Number       Present Value       Present Value     Equipment        Equipment
            Term          of Leases         of Leases        of Leases           of Leases          Cost             Cost
         ----------       ---------        ----------       -------------       -------------    -----------       -----------
              1-6             55               1.01            612,790.19           0.28        2,803,017.96           1.07
             7-12            346               6.35          5,296,762.74           2.42       14,907,026.86           5.68
            13-18            362               6.65          8,752,384.87           4.00       16,143,280.95           6.15
            19-24            554              10.17         24,071,047.43          11.00       36,303,791.00          13.83
            25-30            840              15.42         28,157,860.40          12.86       36,083,910.03          13.74
            31-36          1,069              19.63         29,854,859.80          13.64       32,203,222.46          12.27
            37-42            457               8.39         22,346,676.84          10.21       27,812,954.76          10.59
            43-48            463               8.50         20,537,402.26           9.38       21,463,789.39           8.17
            49-54            565              10.37         34,298,336.51          15.67       33,096,839.37          12.61
            55-60            692              12.70         42,070,571.46          19.22       38,948,658.68          14.83
            61-66             43               0.79          2,547,994.35           1.16        2,425,239.36           0.92
            79-84              1               0.02            353,133.12           0.16          365,683.25           0.14
                  ---------------------------------------------------------------------------------------------------------
            Total          5,447             100.00%      $218,899,819.97         100.00%    $262,557,414.07         100.00%
                  =========================================================================================================






                  DISTRIBUTION OF LEASES BY CLASSIFICATION TYPE


                                                                         Percentage of
                                                       Statistical        Statistical       Aggregate         Percentage
                                      Percentage        Discounted        Discounted         Original         of Original
                       Number          of Number      Present Value      Present Value      Equipment          Equipment
   Lease Type         of Leases        of Leases        of Leases          of Leases           Cost              Cost
   ----------         ---------       -----------      -----------        -----------         ------            -----
Finance Lease           5,124             94.07     187,416,274.58            85.62     218,333,627.81            83.16
Operating Lease           323              5.93      31,483,545.39            14.38      44,223,786.26            16.84
                  ---------------------------------------------------------------------------------------------------------
Total............       5,447            100.00%   $218,899,819.97           100.00%   $262,557,414.07           100.00%
                  =========================================================================================================






                    DISTRIBUTION OF LEASES BY PURCHASE OPTION


                                                                              Percentage of
                                                            Statistical        Statistical        Aggregate        Percentage
                                           Percentage        Discounted        Discounted        Original         of Original
                             Number         of Number       Present Value     Present Value     Equipment         Equipment
      Lease Type            of Leases       of Leases         of Leases         of Leases          Cost              Cost
      ----------            ---------      -----------       -----------       -----------         ------            -----

Nominal Buyout                  2,451         45.00      $  81,832,267.30         37.38      $  87,970,658.02        33.51
Fair Market Value               2,631         48.30        119,476,204.60         54.58        157,682,948.06        60.06
Put                               365          6.70         17,591,348.07          8.04         16,903,807.99         6.44
                  ---------------------------------------------------------------------------------------------------------
Total............               5,447        100.00%      $218,899,819.97        100.00%      $262,557,414.07       100.00%
                  =========================================================================================================

                                     DISTRIBUTION OF LEASES BY EQUIPMENT TYPE


                                                                                  Percentage of
                                                                 Statistical       Statistical       Aggregate      Percentage
                                                  Percentage       Discounted       Discounted       Original      of Original
                                     Number       of Number     Present Value     Present Value      Equipment      Equipment
Equipment Type                    of Leases       of Leases       of Leases         of Leases          Cost            Cost
--------------                    ---------       ----------    -------------     -------------      ---------     -----------

Computer Related Equipment             895            16.44      57,776,339.89          26.39      78,637,777.72       29.95
Medical Equipment                      128             2.35      24,846,945.15          11.35      26,474,900.20       10.08
Retail Equipment                      1688            30.99      21,778,848.20           9.95      22,730,977.90        8.66
Phone Equipment                        285             5.23      10,835,655.51           4.95      12,932,838.80        4.93
Office Equipment                       388             7.13      10,122,830.73           4.63      11,730,349.48        4.47
Leasehold Fixtures                     103             1.89       9,535,461.35           4.36      11,891,758.67        4.53
Manufacturing/Production               132             2.42       9,496,542.80           4.34      10,868,696.53        4.14
Equipment
Food Service Equipment                 467             8.57       9,049,374.60           4.13       8,966,847.19        3.42
Industrial Power Equipment             100             1.84       6,326,892.93           2.89       6,704,374.60        2.55
Machine Tool Equipment                 115             2.11       4,480,407.95           2.05       5,182,144.11        1.97
Multiple Equipment Types (1)           541             9.93      30,961,094.91          14.14      35,040,595.69       13.35
Miscellaneous Equipment (2)            605            11.08      23,689,425.95          10.82      31,396,153.18       11.96
                               ----------------------------------------------------------------------------------------------
Total........................        5,447           100.00%   $218,899,819.97         100.00%   $262,557,414.07      100.00%
                               ==============================================================================================




(1) The "Multiple Equipment Types" category represents Leases that cover more than one type of equipment and hence have been coded with "multiple" as the equipment type on ILC's computer systems.


(2) The "Miscellaneous" category aggregates equipment types that individually make up less than 2% of the Statistical Discounted Present Value of the Leases.

                        HISTORICAL DELINQUENCY EXPERIENCE


                                                                                              At December 31,
                                                             -----------------------------------------------------------------------
                                     At June 30, 1998                1997                         1996                   1995
                                 -----------------------             ----                         ----                   ----

Total Receivables Balance(1)       $259,822,008    100%      $203,494,406    100%      $127,600,911       100%   $87,658,275   100%

No. of Delinquent Days(1)(2)
31-60 Days                           $3,254,609    1.25%       $8,099,506   3.98%        $1,564,823      1.23%    $2,938,416   3.35%
61-90 Days                            3,298,886    1.27           921,400    0.45           725,769      0.57              0   0.00
91 Days +                             3,746,697    1.44         5,652,229    2.78         1,898,759      1.49      2,044,179   2.33
--------------------------       --------------  --------- --------------  --------  -------------- ---------  ------------- -------
Total Delinquency                   $10,300,192    3.96%      $14,673,135   7.21%        $4,189,351      3.29%    $4,982,595   5.68%


----------

(1) The Total Receivables Balance and Delinquent Amounts are equal to the aggregate future rent owing on the leases.
(2) These amounts represent gross lease receivables with the following adjustments.
    (a) Amounts are not considered delinquent if interim rents are not received.
    (b) Amounts are not considered delinquent if the past due amount is less than 20% of the monthly lease payment.
    (c) Amounts are not considered delinquent if the amount is under research for customer service adjustments.


         Telephone contact is normally initiated once an account is 15 days past due. ILC utilizes a variety of collection techniques depending on the nature of the delinquency, prior collection experiences with an account, and the relationship with the vendor of the Equipment. General delinquency information for equipment leases that are owned by ILC is set forth above. In late 1997, ILC expanded its collections department, which expansion has had a favorable impact on the level of delinquencies.


                        HISTORICAL CHARGE-OFF EXPERIENCE


                                            Six Months Ended                     Year Ended December 31,
                                                              -------------------------------------------------------------
                                               June 30, 1998                1997                 1996                 1995
                                              --------------               ------               ------               -----

Average Receivables Outstanding (1).....        $220,208,636         $158,447,666         $104,208,522          $64,091,430
Net Losses..............................          $1,033,119             $661,356             $222,878              $92,485
Net Losses as a Percentage of                       0.94%(2)                0.42%                0.21%                0.14%
 Average Receivables....................



----------
(1) Equals the arithmetic average of the beginning of the period Receivable Balance and the end of the period Receivable Balance. The Receivables Balance is equal to the aggregate future rent owing on the leases.

(2)   Annualized.



         ILC requires that accounts determined by it to be 93 days past due are deemed to be "non-earning" and are placed on a non-accrual status. A charge-off is recommended by the collections staff to senior management of ILC when the collections staff has determined that a lease is uncollectible. In determining whether a Lease is uncollectible, the collections staff will evaluate several factors, including the Lessee's current financial condition, the Lessee's stated intention toward repayment and the value of the related Equipment. This determination may be made earlier or later than when the account is determined to be 93 days past due, depending on the collections staff's assessment of the creditworthiness of the related Lessee. All charge-offs must be approved by the president of ILC. General charge-off information for leases owned and serviced by ILC is set forth above.

         Net losses as a percentage of average receivables outstanding shown above remain at low levels despite significant net losses under Leases relating to two relationships totaling approximately $327,870 in 1997 and $441,921 in 1998. Leases generated under these relationships are not included in the Lease Pool.


                   ILC'S UNDERWRITING AND SERVICING PRACTICES

         The management of ILC, which includes senior management of Provident, has established policies, controls, systems and procedures to manage and limit credit risk. Provident's Audit Group performs reviews to monitor the quality and consistency of ILC's underwriting practices and to evaluate ILC's systems of internal controls, adherence to internal controls and management directives, and the reliability and integrity of financial and management information systems.


         Credit Review. Credit approval limits are established by the board of directors of ILC. ILC has assigned each credit officer a specific lending limit based upon experience and seniority. ILC has also assigned credit approval limits to the president of ILC as well as certain vice presidents and sales managers. The ILC Loan Committee, which also includes members of senior management of Provident, must approve all transactions or aggregate exposures to one customer in excess of $1.5 million.


         Credit data are submitted for credit review in Cincinnati, Ohio. Credit decisions are based on the credit characteristics of the applicant including an analysis of the credit reports of the business entity as well as any guarantor; bank and trade information, the amount, terms and conditions of the proposed transaction and the type of equipment to be financed. If the credit request exceeds $75,000 or increases ILC's exposure to a particular customer to above $75,000, the credit review also includes a review of the prospect's most recent financial statements. In general, potential lessees should have been in business for at least two years and have a minimum of two trade references.

         ILC will finance up to the full acquisition cost of Equipment through a Lease. Lessees are generally required to pay the first installment of rent and either the last installment of rent or a security deposit in that amount at the time of origination of the Lease.


         Residual Values. Residual realizations from the sale or lease of Equipment after the end of the applicable Lease term are not a primary source of payment on the Notes, but residual realizations serve as credit enhancement for the Notes up to the Residual Amount Cap. ILC has realized residual values which, on average, have exceeded the residual values booked with respect to such leases. Residual values are either established or approved by the president or sales managers of ILC. For leases in which there is a pre-determined buy-out price, the buy-out price is the residual value recorded on ILC's books. ILC utilizes the services of its vendors, some of whom are contractually obligated to perform remarketing services, and other remarketing resources to recover residuals on returned equipment. ILC is generally able to dispose of equipment within one month after expiration of the applicable lease. There can be no assurance, however, that residual realizations on the Equipment included in the Trust will exceed or equal the booked residual values on the Equipment or that ILC will be able to dispose of such Equipment within any particular period of time.


         Documentation. Prior to funding a transaction, a complete documentation package must be completed. Generally, the package includes a credit application, signed agreement, vendor invoice, initial or advanced payment, proof of insurance, delivery and acceptance acknowledgments, certificates of incumbency, appropriate UCC financing statements, and other documents required as part of the underwriting process. UCC filings are generally required if the underlying equipment cost exceeds $10,000.

         Collections. ILC services all of its leases. Although in a limited number of cases, it permits a vendor to invoice the Lessee in connection with vendor programs that entitle a vendor to certain Third Party Amounts, ILC maintains collection responsibilities. ILC generates invoices approximately 25 days prior to the due date of the payment. A late charge is assessed after the grace period lapses, typically 6 days after the payment due date. Telephone contact is normally initiated when an account is 15 days past due. ILC utilizes a variety of collection techniques depending on the nature of the delinquency, prior collection experiences with the account, and the relationship with the vendor of the equipment. All collection activity is entered into the computerized collection system. Activity notes are input directly into the collection system in order to facilitate routine collection activity.


         Charge-off Policy. ILC requires that accounts determined by it to be 93 days past due are deemed "non-earning" and are placed on a non-accrual status. A charge-off is recommended by the collections staff to senior management of ILC when the collections staff has determined that the lease is uncollectible. In determining whether a Lease is uncollectible, the collections staff will evaluate several factors, including the Lessee's current financial condition, the Lessee's stated intention toward repayment and the value of the related Equipment. This determination may be made earlier or later than when the account is determined to be 93 days past due, depending on the collections staff's assessment of the creditworthiness of the related Lessee. The rewriting or extension of an account must be approved at a level of management commensurate with the size of the account. All charge-offs must be approved by the president of ILC.



         On-going Credit Review. ILC management monitors the quality and consistency of its underwriting policies and procedures, evaluates the inherent risk in the portfolio and monitors the adequacy of credit loss reserves. ILC's loan committee reviews all credit exposures in excess of $1.5 million on an annual basis.


                            DESCRIPTION OF THE NOTES

         The Notes will be issued pursuant to the Indenture (the "Indenture") between the Trust and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"). The following statements with respect to the Notes summarize the material terms of the Notes and the Indenture, forms of which are filed as an exhibit to the registration statement of which this Prospectus forms a part.

         General. The Notes represent secured debt obligations of the Trust and do not represent an interest in or a recourse obligation of the Transferor, the Servicer or any of their affiliates. The Trust will have no significant assets other than the Trust Property. Consequently, Noteholders must rely solely upon the Leases, the interests in the Equipment, and funds on deposit in the Collection Account, the Reserve Account and the Residual Account, if any, for payment of principal of and interest on the Notes.

         Payments of Interest. Each Note will bear interest from the Issuance Date at the applicable Interest Rate, calculated on the basis of a year of 360 days comprised of twelve 30-day months, except in the case of the Class A-1 Notes, which interest will be calculated on the basis of a year of 360 days and the actual number of days in the related Interest Accrual Period, payable on the 25th day of each month, or if such day is not a business day the next succeeding business day (each, a "Payment Date"), to the person in whose name the Note was registered at the close of business on the preceding Record Date. Principal will be payable as set forth under "Description of Transfer and Servicing Agreements--Distributions".


         Payments of Principal. For each Payment Date, principal payments due with respect to the Class A Notes and the Class B Notes will be the Class A Principal Payment (which will be paid sequentially to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes) and the Class B Principal Payment, respectively. In addition, to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount and/or the Certificate Floor exceeds the Certificate Target Investor Principal Amount, Additional Principal shall be distributed, sequentially, as an additional principal payment on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Class B Notes until the Outstanding Principal Amount of each Class has been reduced to zero.


         Redemption. The Servicer will have the option, subject to certain conditions, to repurchase the Leases and cause the Trust to redeem all, but not less than all, of the Notes and thereby cause early repayment of the Notes as of any Payment Date on which the Discounted Present Value of the Performing Leases is less than or equal to 5% of the Discounted Present Value of the Leases as of the Cut-Off Date. Upon the Payment Date fixed for such prepayment, the remaining unpaid principal amount on the Notes and all accrued and unpaid interest thereon shall become due and payable.

         The Indenture

         Modification of Indenture. Without the consent of any Noteholders, the Trust and the Indenture Trustee may execute a supplemental indenture for any of the following purposes: (i) to add to the covenants of the Trust for the benefit of the Noteholders, or to surrender any right or power conferred upon the Trust in the Indenture, (ii) to cure any ambiguity, to correct or supplement any provision of the Indenture that may be inconsistent with any other provision of the Indenture or (iii) to correct or amplify the description of any property at any time subject to the security interest arising under the Indenture, or to better assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the security interest under the Indenture; in any case so long as such action will not adversely affect the interests of the Noteholders in any respect. Additionally, the Trust and the Indenture Trustee, without the consent of any Noteholders, may execute a supplemental indenture to conform the Indenture to the description thereof and of the Securities contained in this Prospectus.

         The Indenture also permits the Trust and the Indenture Trustee, with the consent of Holders of not less than 662/3% in aggregate principal amount of the Notes then outstanding under the Indenture, to execute a supplemental indenture for the purpose of adding or changing any provisions of the Indenture or modifying the rights of the Noteholders in any manner; provided, that no such modification may be made which would (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture, or the consent of the Holders of which is required to take any action under the Indenture or to instruct the Indenture Trustee to take (or refrain from taking) any action; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Transferor, the Servicer or an affiliate of any of them;
(v) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien ranking prior to or on a parity with the lien created under the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the Holder of any Note of the security afforded by the lien of such Indenture.

         Events of Default; Rights upon Event of Default. "Events of Default" under the Indenture will consist of: (i) a default in the payment of any principal of or interest on any Note when the same becomes due and payable; (ii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding; (iii) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be paid to Noteholders under the Indenture on any Payment Date prior to the final scheduled Payment Date of any class of Note will be limited to amounts available therefor in accordance with the Priority of Payments. Therefore, the failure to pay principal on a class of Notes will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

         If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee may, or at the direction of Holders of 662/3% of the principal amount of the Notes then outstanding shall, declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of 662/3% of the principal amount of the Notes then outstanding.

         If the Notes have been declared due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the Lease Receivables or elect to have the Trust maintain possession of such Lease Receivables and continue to apply collections on such Lease Receivables as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the Lease Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note, unless (i) the Holders of all outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of Lease Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 662/3% of the aggregate outstanding amount of the Notes.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Holders of 662/3% of the outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the Holders of 662/3% of the principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of such outstanding Notes.

         No Holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Holder or Holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of 662/3% of the principal amount of the Notes.

         In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust or the Transferor any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

         Neither the Trustee nor the Indenture Trustee in its individual capacity, nor any Holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of such Trust contained in the Indenture.

         Certain Covenants. The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of the Notes and the Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation,
(v) any action necessary to maintain the security interest created under the Indenture shall have been taken and (vi) the Trust has received an opinion of counsel to the effect that all conditions precedent to such consolidation or merger required under the Indenture have been satisfied.

         The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust,
(ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust,
(iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

         The Trust may not engage in any activity other than as specified under "Prospectus Summery -- the Trust". The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         Indenture Trustee's Annual Report. The Indenture Trustee for the Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all Notes.


         The Indenture Trustee. Norwest Bank Minnesota, National Association, will be the Indenture Trustee under the Indenture. Norwest Bank Minnesota, National Association, is a national banking association and its corporate trust offices are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070. In the ordinary course of its business, the Indenture Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with ILC, the Transferor and their affiliates.


         The Indenture Trustee may resign at any time, in which event the Trust will be obligated to appoint a successor indenture trustee. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Trust, with the consent of the Holders of at least 66 2/3% of the aggregate principal amount of the Notes, will be obligated to appoint a successor indenture trustee. The Trust shall give notice of any resignation or removal of an Indenture Trustee and the appointment of any successor Indenture Trustee to the Holders. The Indenture Trustee may also be removed by the written request of the Holders of a majority of the outstanding principal amount of the Notes delivered to the Indenture Trustee and the Trust. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for the Notes does not become effective until acceptance of the appointment by the successor indenture trustee for the Notes.

         Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the Indenture. The Indenture will provide for a successor trustee to be appointed for one or both Classes of Notes in these circumstances, so that there will be separate trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A Noteholders and Class B Noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B Noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class B Notes. Any resignation of the original Indenture Trustee as described above with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor's acceptance of such appointment.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Trust Agreement (the "Trust Agreement") between the Trust and First Union Trust Company, National Association, as trustee (the "Trustee"). The Certificates are not offered hereby and will be offered in a private offering concurrently with the offering of the Notes. The following statements with respect to the Certificates summarize the material terms of the Trust Agreement, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part.


         The Certificates represent beneficial interests in the Trust and do not represent an interest in or recourse obligation of ILC, the Transferor or any of their respective affiliates. Each Certificate will bear interest from the Issuance Date at the rate of % per annum (the "Certificate Rate") calculated on the basis of a year of 360 days comprised of twelve 30-day months, payable on each Payment Date. No distributions of principal on the Certificates will be made until the Class A-1 Notes have been paid in full. Thereafter on each Payment Date, the Certificateholders will be entitled to receive payments of principal in an amount equal to the Certificate Principal Payment after payment of principal on the Notes. Such payment will be made only to the extent of funds available therefor in accordance with the Priority of Payments.


                     CERTAIN INFORMATION REGARDING THE NOTES

         Book-Entry Registration. Note Owners may hold their Notes through DTC if they are participants of such system, or indirectly through organizations which are participants in such system. Cede, as nominee for DTC, will hold the global Class A Note or Notes and the global Class B Note or Notes.


         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").


         Transfers between Participants will occur in accordance with DTC rules. Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal and interest on the Notes through DTC and its Participants. Under a book-entry format, Note Owners may receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Note Owners. It is anticipated that the only Class A Noteholder and Class B Noteholder will be Cede, as nominee of DTC, and that Note Owners of the Class A Notes or Class B Notes, respectively, will only be permitted to exercise the rights of Class A Noteholders or Class B Noteholders, respectively, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of and interest on the Notes. Participants and Indirect Participants with which Note Owners have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Note Owners to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a Definitive Note for such Notes.

         DTC has advised the Trust that it will take any action permitted to be taken by a Class A Noteholder or Class B Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Class A Notes or Class B Notes, as applicable, are credited. Additionally, DTC has advised the Trust that it may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Notes among its participants, DTC is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Definitive Notes. The Notes will be issued in fully registered, authenticated form to Note Owners or their nominees ("Definitive Notes"), rather than to DTC or its nominee, only if (a) the Transferor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Notes, and the Indenture Trustee or the Transferor is unable to locate a qualified successor, (b) the Transferor at its option elects to terminate the book-entry system through DTC or (c) after the occurrence of a Servicer Event of Default, Note Owners of any class of Notes evidencing not less than a majority of the outstanding principal amount of such class of Notes advise the Indenture Trustee and DTC that the continuation of the book-entry system through DTC with respect to such class of Notes is no longer in the best interests of the Note Owners of such class of Notes.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee is required to notify all applicable Note Owners through DTC of the availability of Definitive Notes for such class. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for reregistration, the Indenture Trustee will issue such Definitive Notes and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Holders under the Indenture. The Indenture Trustee will also notify the Holders of any adjustment to the Record Date with respect to the Notes necessary to enable the Indenture Trustee to make distributions to Holders of the Definitive Notes for such class as of each Payment Date.

         Additionally, upon the occurrence of any such event described above with respect to any class of Notes, distribution of principal of and interest on such Notes will be made by the Indenture Trustee directly to the related Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by wire transfer of federal funds to the account and number specified in the register under the Indenture on the related Record Date, or if no such account or number is so specified, then by check, mailed to the address of such Holder as it appears on the register under the Indenture. Upon at least 10 days' notice to such Holders, however, the final payment on any Note (whether the Definitive Notes or the Notes registered in the name of Cede) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

         Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or its agent in New York, New York, which the Indenture Trustee shall designate on or prior to the issuance of any Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         List of Noteholders. Three or more Holders of the Notes or one or more Holders of the Notes evidencing at least 25% of the aggregate outstanding principal balance of the Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

         Reports to Noteholders. On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders within five business days of such Payment Date. Each such statement to be delivered to the Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

                  (i) the amount of the distribution allocable to principal of each class of Securities;

                  (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities;

                  (iii) the Discounted Present Value of the Performing Leases as of the close of business on the last day of the preceding Due Period;

                  (iv) the aggregate outstanding principal balance of each class of Notes and the Certificate Balance, each after giving effect to all payments reported under clause (i) above on such date;

                  (v) the amount of the Servicing Fee paid to the Servicer for the related Due Period;

                  (vi) the amount of the aggregate Residual Realizations, if any, for such Due Period;

                  (vii) the aggregate purchase amounts for Leases, if any, that were repurchased in such Due Period; and

                  (viii) the balance of the Reserve Account (if any) and the Residual Account (if any) on such Payment Date, after giving effect to changes therein on such Payment Date.

         Each amount set forth pursuant to subclauses (i), (ii), (v) and (vi) with respect to the Notes or the Certificates will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes or the Certificates, as applicable.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the Trustee will mail to each person who at any time during such calendar year has been a Noteholder with respect to the Trust and received any payment thereon, a statement containing certain information for the purposes of such Noteholder's preparation of Federal income tax returns. See "U.S. Federal Tax Considerations".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS


         The following summary describes the material terms of the Pooling and Servicing Agreement, the Contribution Agreement, the Management Agreement, and the Trust Agreement, collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.



Transfer of Leases



         On the Issuance Date, ILC will contribute to the Transferor its entire interest in the Leases and its security or ownership interests in the Equipment, pursuant to the Contribution Agreement. The Transferor will transfer and assign to the Trust, without recourse, its entire interest in such Leases and security and ownership interests in the Equipment, pursuant to the Pooling and Servicing Agreement. The Trustee will, concurrently with such transfer and assignment, execute and deliver the Notes and Certificates.



         In the Contribution Agreement, ILC will represent and warrant to the Transferor, and pursuant to the Pooling and Servicing Agreement, the Transferor will represent and warrant to the Trust, among other things, that (i) upon contribution, the Transferor, in the case of the Contribution Agreement, and upon payment of the applicable consideration, the Trust, in the case of the Pooling and Servicing Agreement, (A) will be the legal owner of the Leases (including the right to receive all payments due or to become due thereunder), (B) will have good title to each item of Equipment subject to any Lease other than a Nominal Buy-Out Lease and other than software, and (c) will have a perfected security interest in each item of Equipment other than software with a purchase price in excess of $10,000 subject to a Nominal Buy-Out Lease, (ii) on the Issuance Date, the Leases and the interest in the Equipment transferred will be free and clear of all liens other than the rights of each Lessee under its Lease and other than any lien created by the Transfer and Servicing Agreements and, as to Equipment that is classified as a "fixture under the UCC," any conflicting rights of an owner or mortgagee of the real estate to which the fixture is attached, and there are no delinquent taxes or other outstanding charges affecting the Equipment which are or may give rise to liens prior to, or on parity with, the liens created by the Transfer and Servicing Agreements and (iii) each Lease requires the Lessee thereunder to maintain insurance on the Equipment subject thereto in an amount at least equal to the fair market value thereof.



         If (i) any of such representations and warranties made by the Transferor or ILC proves at any time to have been inaccurate in any material respect as of the Issuance Date, (ii) certain adjustments or modifications are made to any Lease by the Servicer or (iii) any Lease is terminated in whole or in part by a Lessee, or any amounts due with respect to any Lease shall be reduced or impaired, as a result of any action or inaction by the Transferor or ILC (other than any such action or inaction of ILC, when acting as Servicer, in connection with the enforcement of any Lease (other than an Early Lease Termination) in a manner consistent with the provisions of the Pooling and Servicing Agreement) or any claim by any Lessee against the Transferor or ILC and, in any case referred to in (i) or (iii), the event or condition causing such inaccuracy, termination, reduction, impairment or claim shall not have been cured or corrected within 30 days after the earlier of the date on which the Transferor is given notice thereof by the Transferor or the Trustee or the date on which the Transferor otherwise first has notice thereof, the Transferor (or the Servicer, in the case of clause (ii)) will repurchase such Lease (a "Predecessor Lease") and the Equipment subject thereto by depositing into the Collection Account, not later than the Determination Date (A) next following the expiration of such 30-day period, in the case of events referred to in (i) or
(iii), and (B) next following the date of such event with respect to events referred to in (ii), an amount equal to the Discounted Present Value of such Lease plus any amounts previously due and unpaid thereon. Any inaccuracy in any representation or warranty with respect to (i) the priority of the lien of the Indenture with respect to any Lease or (ii) the amount (if less than represented) of the Lease Payments, Casualty Payments or Termination Payments under any Lease is deemed to be material. The obligation of the Transferor to repurchase any Leases under clause (a) relating to representations and warranties made by ILC in the Contribution Agreement is subject to ILC's repurchase of such Leases. The repurchase obligation constitutes the sole remedy available to the Noteholders, the Indenture Trustee, the Certificateholders and the Trustee in respect of the Trust for any such uncured breach.



         If the Transferor or the Servicer is required to repurchase any Predecessor Lease under clause (i) or (ii) of the preceding paragraph, in lieu of such repurchase, the Transferor may substitute one or more leases originated or acquired using the same credit criteria as the initial Leases and having similar characteristics (each, a "Substitute Lease") for Leases subject to repurchase in accordance with the preceding paragraph, so long as the following conditions are met: (i) after giving effect to such substitution, the aggregate Booked Residual Value (without duplication) of all Substitute Leases will not be less than 90% of the aggregate Booked Residual Value of all Predecessor Leases since the Issuance Date, (ii) after giving effect to such adjustment or substitution, either the final payment on such Substitute Lease must be on or prior to April, 2005 or, to the extent the final payment is due later, only scheduled payments due on or prior to such date are included in the Discounted Present Value of such Lease for the purpose of making any calculation under the Pooling and Servicing Agreement, (iii) after giving effect to such substitution, the aggregate amount of Lease Payments through the term of the Leases will not be more than 5% less than the aggregate scheduled Lease Payments of the Leases prior to such substitution, and (iv) after giving effect to such substitution, the Discounted Present Value of the Performing Leases is not less than the Discounted Present Value of the Performing Leases prior to such substitution.



         No substitutions will be permitted if after giving effect to such substitution, the aggregate Discounted Present Value of all Predecessor Leases would exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date.


         Although the limitations set forth above are intended to minimize the probability that substitutions would result in losses or delays in payments to the Noteholders, no assurances can be given to this effect. If and when the aggregate Discounted Present Value of all Leases for which a Substitute Lease has been substituted equals 10% of the Discounted

Present Value of the Leases as of the Cut-Off Date, the Servicer, on behalf of the Trust, will file an interim report on Form 8-K updating the distribution tables set forth under "The Lease Pool" herein.

         Pursuant to the Pooling and Servicing Agreement, to assure uniform quality in servicing the Leases and to reduce administrative costs, the Transferor and the Trust will designate the Servicer as custodian to maintain possession, as the Trust's agent, of the Leases and any other documents relating to the Leases. The Servicer's accounting records will reflect the transfer and assignment of the Leases to the Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such transfer and assignment will be filed.

         Pursuant to the Pooling and Servicing Agreement, the Servicer will have the right (but no obligation) to purchase all of the remaining Leases held by the Trust after the Discounted Present Value of the Performing Leases is less than or equal to 5% of the Discounted Present Value of the Leases as of the Cut-Off Date.

         Accounts

         Collection Account. The Servicer will establish and maintain for the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders, into which all Lease Payments, Casualty Payments, Termination Payments, Residual Realizations, Payaheads and recoveries from Non-Performing Leases, net of amounts retained by the Servicer, in each case on or in respect of each Lease in the Lease Pool ("Trust Collections") will be deposited (the "Collection Account"). "Payaheads" mean early payments by or on behalf of Lessees that do not constitute scheduled payments, full prepayments or partial prepayments, in any case in accordance with the Servicer's customary practices. Until such time as all or a portion of any Payaheads fall due and are released from the Collection Account, they will not constitute Available Funds and will not be available for distribution to the Noteholders. The Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the Trustee an account, in the name of the Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the "Certificate Distribution Account").


         On the business day preceding each Payment Date, the Indenture Trustee will release Payaheads from the Collection Account (x) with respect to each Lease for which the payments made by or on behalf of the Obligor for the related Due Period are less than the scheduled payment for the related Due Period, the amount of Payaheads, if any, made with respect to such Lease which, when added to the amount of such payments, is equal to the amount of such scheduled payment, (y) with respect to each Lease for which prepayments insufficient to prepay the Lease in full have been made by or on behalf of the Obligor for the related Due Period, the amount of Payaheads, if any, made with respect to such Lease which, when added to the amount of such prepayments, is equal to an amount sufficient to prepay such Lease in full, and (z) the amount of all Payaheads, if any, made with respect to any Lease repurchased by Transferor or Servicer.


         Reserve Account. The Servicer will establish and maintain for the Indenture Trustee an Eligible Account (the "Reserve Account"). On the Closing Date, the Trust will make an initial deposit in an amount equal to 1% of the Discounted Present Value of the Leases as of the Cut-Off Date into the Reserve Account. If Available Funds (exclusive of amounts on deposit in the Reserve Account and the Residual Account) are insufficient to pay the amounts owing the Servicer, Interest Payments on the Notes and the Class A Principal Payment, the Class B Principal Payment and the Certificate Principal Payment (such payments, the "Required Payments" and such shortfall, an "Available Funds Shortfall"), the Indenture Trustee will withdraw from the Reserve Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the "Available Reserve Amount") and such deficiency. In addition, on each Payment Date, Available Funds remaining after the payment of the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) 1% of the Discounted Present Value of the Leases as of the Cut-Off Date and (b) the Outstanding Principal Amount of the Notes and the Certificate Balance. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount after giving effect to all other transactions on such Payment Date will be released to the Transferor.

         Residual Account. The Servicer will establish and maintain for the Indenture Trustee an Eligible Account (the "Residual Account"). Upon the occurrence of a Residual Event, Residual Realizations will be deposited in the Residual Account up to the Residual Amount Cap in accordance with the application of funds described herein under "Distributions on the Notes". Funds on deposit in the Residual Account will be available to cover shortfalls in the amount available to pay the amounts owing the Servicer and to make interest and principal payments on the Notes and Certificates. Following the termination of a Residual Event, amounts on deposit in the Residual Account will be deposited into the Reserve Account to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Amount and thereafter will be disbursed to the Transferor.



         A "Residual Event" means the occurrence of one or more of the following including but not limited to: (a) ILC is no longer the Servicer, (b) with respect to the December, 1998 Due Period and each Due Period thereafter, the Three-Month Servicer Realization Percentage calculated on any Determination Date is less than 100%, (c) with respect to the December, 1998 Due Period and each Due Period thereafter, the Three-Month Delinquency Percentage is greater than 8.0% (d) with respect to the December, 1998 Due Period and each Due Period thereafter, the Three-Month Default Percentage is greater than 2.0%, (e) the Cumulative Net Loss Ratio is greater than (i) 2.0%, for any Due Period occurring on or before the August, 1999 Due Period, (ii) 3.0%, for any Due Period occurring after the August, 1999 Due Period and on or before the August, 2000 Due Period and (iii) 4.0%, for any Due Period occurring after the August, 2000 Due Period or (f) such other events, if any, required by the Rating Agencies; provided, that (i) the Residual Event referred to in clause (b) may be cured if the Three-Month Servicer Realization Percentage is greater than or equal to 100% for three consecutive Due Periods thereafter, (ii) the Residual Event referred to in clause (c) may be cured if the Three-Month Delinquency Percentage for any Due Period thereafter is less than or equal to 7.0%, (iii) the Residual Event referred to in clause (d) may be cured if the Three-Month Default Percentage for any Due Period thereafter is less than or equal to 2.0% and (iv) the Residual Event referred to in clause (e) may be cured if the Cumulative Net Loss Ratio for any Due Period thereafter is less than or equal to the ratio specified in clause (e) for such Due Period.



         The "Cumulative Net Loss Ratio" means, with respect to any Due Period, the percentage equivalent of a fraction (a) the numerator of which is the aggregate of net losses on the Leases from the Cut-Off Date through the last day of such Due Period and (b) the denominator of which is the Discounted Present Value of the Leases as of the Cut-Off Date.



         A "Delinquent Lease" means, as of any Determination Date, any Lease (other than a Lease which became a Non-Performing Lease prior to such Determination Date) with respect to which the Servicer has determined the Lessee is 31 days or more delinquent with respect to any Lease Payments then due.



         The "Annualized Monthly Default Percentage" means, with respect to any Due Period, twelve times the percentage equivalent of a fraction (a) the numerator of which is the Discounted Present Value of all Leases that became NonPerforming Leases during such Due Period, calculated as of the related Determination Date, and (b) the denominator of which is the Discounted Present Value of all Leases, calculated as of the Determination Date immediately preceding the related Determination Date.



         The "Monthly Delinquency Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction (a) the numerator of which is the Discounted Present Value of the Leases which are Delinquent Leases determined as of the related Determination Date and (b) the denominator of which is the Discounted Present Value of the Performing Leases as of the related Determination Date.



         The "Monthly Servicer Realization Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction (a) the numerator of which is the aggregate amount of Servicer Residual Realizations collected during such Due Period and (b) the denominator of which is equal to the aggregate Servicer Booked Residual Values with respect to the Leases for which Servicer Residual Realizations have been collected in respect of such Due Period.



         The "Servicer Residual Realizations" means the aggregate cash flows realized by ILC from the sale (including pursuant to a Lessee's purchase option) or lease of any Equipment or extension of the related Lease following the termination of such Lease.

         The "Servicer Booked Residual Value" means the estimated residual value of the Equipment recorded on the books of ILC.


         The "Three-Month Default Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction, (a) the numerator of which is the sum of the Annualized Monthly Default Percentage for such Due Period and the two immediately preceding Due Periods and (b) the denominator of which is three.



         The "Three-Month Delinquency Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction, (a) the numerator of which is the sum of the Monthly Delinquency Percentage for such Due Period and the two immediately preceding Due Periods and (b) the denominator of which is three.



         The "Three-Month Servicer Realization Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction, (a) the numerator of which is the sum of the Monthly Servicer Realization Percentage for such Due Period and the two immediately preceding Due Periods and (b) the denominator of which is three.



         Funds in the Collection Account, the Reserve Account, and the Residual Account (collectively, the "Trust Accounts") will be invested as provided in the Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are limited to the following types of investments: (a) direct obligations of, obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof will have a credit rating from each of the Rating Agencies in the highest investment category granted thereby; (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby; (d) to the extent described below, investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Trustee, Transferor or any of their respective affiliates is investment manager or advisor); (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and (g) any other investment permitted by each of the Rating Agencies as set forth in writing delivered to the Indenture Trustee; provided that in the case of clauses (d) and
(g) such investments will be made only so long as making such investments will not require the Trust to register as an investment company, in accordance with the Investment Company Act of 1940, as amended.


         Eligible Investments are limited to obligations or securities that mature on or before the business day preceding the date of the next distribution. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the Leases, except that Investment Earnings attributable to security deposits of Lessees on deposit in the Collection Account ("Security Deposit Earnings") shall be paid to ILC.


         The Trust Accounts will be maintained as Eligible Accounts. "Eligible Account" means either (a) a segregated account with an Eligible Institution or any other segregated account the deposit of funds in which has been approved by the Rating Agencies or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means either (a) the corporate trust department of the Indenture Trustee or the Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which has either (A) a long-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.


         Servicing Procedures. The Servicer will take, or cause to be taken, all actions as may be necessary or advisable to service, administer and collect each Lease from time to time, all in accordance with (i) customary and prudent servicing procedures for leases of a similar type, (ii) all applicable laws, rules and regulations, and (iii) without limiting the foregoing, no less a standard of care than that which it applies to leases and equipment of a similar type it services for its own account.


         The Servicer may enter into modifications, waivers and amendments to the terms of any Lease except for modifications, waivers or amendments that (i) are inconsistent with the standards set forth above, (ii) would reduce the amount or extend the time for payment of any Lease Payment, Casualty Payment or Termination Payment (other than to permit termination of a Lease which does not otherwise provide for termination by requiring the payment, in lieu of all future Lease Payments with respect to the Lease or the Equipment subject thereto, of an amount which is at least equal to the Discounted Present Value of the Lease as of the next following Payment Date plus any delinquent amounts) or the Lessee's absolute and unconditional obligation to make payment of the same,
(iii) would reduce or adversely affect the Lessee's obligation to maintain, service, insure and care for the Equipment or would permit the alteration of any item of Equipment in any way which could adversely affect is present or future value or (iv) otherwise, individually or in connection with all other adjustments and modifications made pursuant to this sentence, could adversely affect the interests of any of the Transferor, the Trustee, the Indenture Trustee or the Securityholders.



         Notwithstanding the foregoing, the Servicer may, without obtaining the prior written consent of the Trust, the Indenture Trustee, or any Noteholder or Certificateholder, enter into and grant modifications, waivers or amendments in addition to those referred to in the preceding paragraph if such Lease is repurchased by Servicer in accordance with the Pooling and Servicing Agreement. See "--Transfer of Leases".


         If ILC allows an Early Lease Termination or other modification of the lease in connection with a partial buy-out, the amount prepaid by the lessor must be at least equal to the Discounted Present Value of the terminated Lease (or, in the case of a partial buy-out, the portion thereof related to such buy-out), plus any delinquent payments. See "The Lease Pool--The Leases".

         Substitute Leases will be originated or purchased using the same credit criteria as the initial Leases. To the extent material, information with respect to such Substitute Leases will be included in periodic reports filed with the Commission as are required under the Exchange Act.


         Servicing Compensation. The Servicer will be entitled to receive the "Servicing Fee", which will be paid monthly on the Payment Date solely from funds available therefor in accordance with the Priority of Payments and which will accrue during each Interest Accrual Period at the rate of 0.75% per annum (calculated on the basis of a year of 360 days comprised of twelve 30 day months) on a balance equal to the lesser of (i) the sum of the aggregate of the Outstanding Principal Amount of the Notes and the Certificate Balance, each calculated as of the preceding Payment Date after giving effect to all payments made on such Payment Date and (ii) the Discounted Present Value of the Performing Leases calculated as of the related Determination Date. Unless a Trust Acceleration Event has occurred and is continuing while ILC, the Transferor or one of their affiliates is acting as Servicer, the Servicing Fee will be paid prior to any payments on the Notes. The Servicing Fee in respect of a Due Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) may be paid at the beginning of such Due Period out of collections for such Due Period. The Servicing Fee will be paid to the Servicer for servicing the Lease Pool and for certain administrative expenses in connection with the Securities, including Trustee and Indenture Trustee fees and expenses and payment of the Management Fee.


         The Servicer will also collect and retain any late fees, prepayment charges and certain non-sufficient funds charges and other administrative fees or similar charges (the "Supplemental Servicing Fee") allowed by applicable law with respect to the Leases.

         In addition to the Servicing Fee and the Supplemental Servicing Fee, the Servicer is also entitled to retain, out of any amounts received by the Servicer in connection with the sale or lease of any Equipment subject to a Non-Performing Lease upon the early termination of such Lease or otherwise, (i) the Servicer's actual out-of-pocket expenses reasonably incurred in connection with such sale or release and (ii) if the Servicer has made any Servicer Advances with respect to any Lease which thereafter became a Non-Performing Lease and the Servicer has not otherwise been fully reimbursed for such Servicer Advance, the unreimbursed portion thereof.


         Distributions

         Deposits to Collection Account. The Servicer will, within two business days of receipt, deposit all Trust Collections received by it into the Collection Account. However, at any time that and for so long as (i) ILC is the Servicer, (ii) there exists no Servicer Event of Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the business day preceding the applicable Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

         On the business day following the Determination Date, the Servicer will provide the Indenture Trustee with certain information, including the total amount of all Lease Payments, Casualty Payments, Termination Payments and NonPerforming Lease Payments received by the Servicer and deposited in the Collection Account prior to such Determination Date and on or after the preceding Determination Date, and the calculation of the amount of Available Funds for application on the related Payment Date.

         With respect to any Payment Date, "Available Funds" means the following payments and deposits made on or with respect to the Leases with respect to the immediately preceding Due Period received on or prior to a Determination Date:(i) Lease Payments due during the prior Due Period (net of any Third Party Amounts), (ii) Residual Realizations up to the Residual Amount Cap, (iii) recoveries from Non-Performing Leases (net of amounts retained by the Servicer),
(iv) proceeds from repurchases by Transferor or Servicer of Predecessor Leases if Transferor has not substituted Substitute Leases for such Leases, (v) proceeds from investment of funds in the Collection Account (other than Security Deposit Earnings), the Reserve Account and the Residual Account, if any, (vi) Casualty Payments, (vii) Servicer Advances, (viii) Termination Payments, (ix) funds, if any, on deposit in the Reserve Account, and (x) funds, if any, on deposit in the Residual Account to the limited extent provided in the Pooling and Servicing Agreement.

         A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair (each, a "Casualty") of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

         A "Lease Payment" is each periodic installment of rent payable by a Lessee under a Lease; provided that (a) prepayments of rent required pursuant to the terms of a Lease, at or before the commencement of the Lease, (b) payments (other than Payaheads) collected on or before the Cut-Off Date, (c) Payaheads, until such time as such Payaheads are released from the Collection Account, (d) any security deposit, unless and until such security deposit is permitted to be treated as a payment on a Lease in accordance with the terms of such Lease, and
(e) supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance, or other specific charges, including charges included in an invoice but payable to vendors (such supplemental or additional payments and special charges, "Third Party Amounts"), shall not be Lease Payments hereunder.


         On any Determination Date, the Servicer (x) if ILC or one of its affiliates, will be required, and (y) if any other person, will have the option, to advance (each, a "Servicer Advance") to the Trustee for distribution as Available Funds on the related Payment Date, an amount sufficient to cover delinquencies on any scheduled payment under Leases in the Trust Property due during the related Due Period; provided that the Servicer will not be required to make any Servicer Advance if it determines that such Servicer Advance may not ultimately be recoverable by it from recoveries from the applicable

Leases. The Servicer will be reimbursed for Servicer Advances not recovered from late payments or proceeds from the sale or release of the Equipment under a Lease with respect to which the Servicer has made a Servicer Advance to the extent that funds are available therefor in accordance with the Priority of Payments on the second Payment Date following the Determination Date on which the Servicer made such Servicer Advance.

         A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such lease (but not on account of a Casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Trust, and the Lessee.

         Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections and purchase price amounts for any Leases purchased by the Servicer for the Trust for or with respect to the related Due Period net of distributions to be made to the Servicer for the Trust with respect to such Due Period. The Servicer, however, will account to the Indenture Trustee, the Trustee, the Noteholders and the Certificateholders with respect to the Trust as if all deposits, distributions and transfers were made individually.

         Distributions on Securities. Payments on the Notes will commence on November 25, 1998. So long as no Trust Acceleration Event shall be continuing, shall be paid out of Available Funds in the following priority:

         (a)      to pay the then accrued and unpaid Servicing Fee;

         (b) to reimburse unreimbursed Servicer Advances in respect of a prior Payment Date;


         (c) to make Interest Payments, owing on the Class A Notes, pro rata based on the respective amounts due under this priority, to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders;


         (d)      to make Interest Payments owing on the Class B Notes;

         (e)      to make Interest Payments owing on the Certificates;


         (f) to make the Class A Principal Payment (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes is reduced to zero, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes is reduced to zero, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes is reduced to zero, then (iv) to the Class A-4 Noteholders only, until the Outstanding Principal Amount on the Class A-4 Notes is reduced to zero;


         (g)      to make the Class B Principal Payment;

         (h)      to make the Certificate Principal Payment;

         (i) to pay the Additional Principal, if any, to the Class A Noteholders then receiving the Class A Principal Payment as provided in clause (f) above until the Outstanding Principal Amount on all of the Class A Notes has been reduced to zero, then to the Class B Noteholders until the Outstanding Principal Amount on the Class B Notes has been reduced to zero and thereafter to the Certificateholders until the Certificate Balance on the Certificates has been reduced to zero;

         (j) to the Reserve Account, an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount;

         (k) following a Residual Event, to the Residual Account an amount equal to Residual Realizations up to the Residual Amount Cap; and

         (l)      to the Transferor, the balance, if any.

         Upon the occurrence of an Event of Default and the acceleration of the Notes (a "Trust Acceleration Event") and until such Trust Acceleration Event has been rescinded, distributions will be made on each Payment Date from Available Funds in the following priority:

         (a) to pay all costs and expenses of collection incurred by the Indenture Trustee and the Noteholders (including the reasonable fees and expenses of counsel to such persons);

         (b) if the person then acting as Servicer under the Pooling and Servicing Agreement is not ILC or an affiliate of ILC, to pay the Servicing Fee;


         (c) first, to pay all accrued and unpaid Interest Payments on each class of Class A Notes plus (to the extent permitted by applicable law) interest on any overdue interest and principal payments on each class of Class A Notes at a rate per annum equal to the applicable Interest Rate for such class of Notes concurrently to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders, second, to pay all accrued and unpaid Interest Payments on the Class B Notes plus (to the extent permitted by applicable law) interest on any overdue interest and principal payments on the Class B Notes at a rate per annum equal to the Class B Interest Rate, third, to pay all accrued and unpaid Interest Payments on the Certificates plus (to the extent permitted by applicable law) interest on any overdue interest and principal payments on the Certificates at a rate per annum equal to the Certificate Rate, fourth, to the payment of the Outstanding Principal Amount of the Class A-1 Notes, fifth, to the payment of the Outstanding Principal Amount of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes to the date of payment thereof, sixth, to the payment of the Outstanding Principal Amount of the Class B Notes to the date of payment thereof, and seventh, to the payment of the Certificate Balance; provided, that the Noteholders may internally allocate such payments for interest, principal and premium at their own discretion, except that no such allocation shall affect the allocation of such amounts pursuant to this priority or future payments received by any other Noteholder;


         (d) to pay amounts then due the Trustee under the Trust Agreement and the Indenture Trustee under the Indenture;

         (e) if ILC or an affiliate of ILC is the Servicer, to pay the Servicing Fee; and

         (f) to the Transferor or any other person legally entitled thereto, the balance, if any.

         "Additional Principal" with respect to each Payment Date is an amount equal to (a) the difference between (i) the Discounted Present Value of the Performing Leases as of the previous Determination Date and (ii) the Discounted Present Value of the Performing Leases as of the related Determination Date, less (b) the Class A Principal Payment, the Class B Principal Payment and the Certificate Principal Payment to be paid on such Payment Date.


         The "Certificate Floor" with respect to each Payment Date means (a) 1.5% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum of the Overcollateralization Amount as of such Payment Date plus the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date.


         The "Certificate Principal Payment" means (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Certificate Balance to the greater of the Certificate Target Investor Principal Amount and the Certificate Floor.

         The "Certificate Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Certificate Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.


         The "Class A Principal Payment" means (a) while the Class A-1 Notes are outstanding, (i) on all Payment Dates prior to the October, 1999 Payment Date, the lesser of (1) the amount necessary to reduce the Outstanding Principal Amount on the Class A-1 Notes to zero and (2) the difference between (A) the Discounted Present Value of the Performing Leases as of the Determination Date for the preceding Payment Date and (B) the Discounted Present Value of the Performing Leases as of the related Determination Date, and (ii) on the October, 1999 Payment Date and thereafter until the Class A-1 Notes have been paid in full, the entire Outstanding Principal Amount on the Class A-1 Notes and (b) after the Class A-1 Notes have been paid in full, the amount necessary to reduce the aggregate Outstanding Principal Amount on the Class A Notes to the Class A Target Investor Principal Amount.


         The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) Class A Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

         The "Class B Principal Payment" means (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.


         The "Class B Floor" with respect to each Payment Date (the "subject Payment Date") means (a) 2.5% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to the subject Payment Date, minus (c) the sum of the Certificate Balance as of the preceding Payment Date after giving effect to all payments made on such Payment Date plus the Overcollateralization Amount as of the subject Payment Date plus the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on the subject Payment Date.


         The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and
(b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

         The "Cumulative Loss Amount" with respect to each Payment Date (the "subject Payment Date") is an amount equal to the excess, if any, of (a) the difference of (i) the sum of the Outstanding Principal Amount of the Notes and the Certificate Balance as of the immediately preceding Payment Date after giving effect to all payments made on the subject Payment Date, minus (ii) the lesser of (A) the Discounted Present Value of the Performing Leases as of the Determination Date relating to the immediately preceding Payment Date minus the Discounted Present Value of the Performing Leases as of the Determination Date related to the subject Payment Date and (B) Available Funds remaining after the payment of amounts owing to the Servicer and in respect of interest on the Securities on the subject Payment Date over (b) the Discounted Present Value of Performing Leases as of the Determination Date related to the subject Payment Date.


         The "Discounted Present Value of the Leases", with respect to the Trust Property at any given time, means the future remaining scheduled payments (including Payaheads but excluding Third Party Amounts and, after the Closing Date, delinquent amounts) from the related Leases (including Non-Performing Leases), discounted at the Discount Rate. The "Discount Rate" will be equal to the sum of (a) the weighted average Interest Rate of the Class A Notes (utilizing the Class A-4 Interest Rate), the Class B Notes and the Certificates on the Issuance Date and (b) the Servicing Fee Rate.


         The "Discounted Present Value of the Performing Leases", with respect to the Trust Property at any given time equals the Discounted Present Value of the Leases, including any Substitute Leases, reduced by the Discounted Present Value of the Non-Performing Leases.

         "Non-Performing Leases" are (a) Leases that the Servicer has determined to be more than 90 days delinquent or (b) Leases that have been accelerated by the Servicer. See "The Lease Pool--The Leases".

         The "Overcollateralization Amount" with respect to each Payment Date is an amount equal to (a) the Discounted Present Value of the Performing Leases as of the related Determination Date minus (b) the Outstanding Principal Amount of the Notes and the Certificate Balance (after giving effect to payments of principal (other than Additional Principal) on such Payment Date); provided, that such amount will never be less than zero.

         Evidence as to Compliance. The Pooling and Servicing Agreement provides for delivery to the Trust and Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Issuance Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer will agree to give the Indenture Trustee and the Trustee notice of certain Servicer Defaults under the Pooling and Servicing Agreement.

         Copies of such certificates may be obtained by Noteholders by written request addressed to the Indenture Trustee.

         Certain Matters Regarding the Servicer. The Pooling and Servicing Agreement provides that ILC may not resign from its obligations and duties as Servicer thereunder, except upon determination that ILC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed ILC's servicing obligations and duties under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the Trust or the Noteholders for any action taken or not taken in good faith pursuant to the Pooling and Servicing Agreement with respect to any Lease (including any Non-Performing Lease) or the Equipment subject thereto, except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance or nonperformance of the Servicer's duties thereunder nor shall the Servicer nor any such person be protected against any breach of warranties, representations or covenants made by it pursuant to the Pooling and Servicing Agreement or any certificate delivered in conjunction with the issuance of the Notes.

         Under the circumstances specified in the Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Pooling and Servicing Agreement.

         Servicer Events of Default. The following events and conditions shall be defined in the Pooling and Servicing Agreement as "Servicer Events of Default": (i) failure on the part of the Servicer to deposit into the Collection Account or other applicable account within three business days following the receipt thereof any monies received by the Servicer required to be remitted to the Indenture Trustee under the Pooling and Servicing Agreement; (ii) so long as ILC is the Servicer, failure on the part of ILC to pay to the Trustee on the date when due, any payment required to be made by ILC pursuant to the Pooling and Servicing Agreement; (iii) default on the part of either the Servicer in its observance or performance in any material respect of certain covenants or agreements in the Pooling and Servicing Agreement which failure continues unremedied for a period of 30 days after the earlier of (A) the date it first becomes known to any officer of Transferor or Servicer, as the case may be, and
(B) the date on which written notice thereof requiring the same to be remedied shall have been given to Transferor or Servicer, as the case may be by Indenture Trustee or Trustee, or to Transferor or Servicer by any Holder of the Notes or the Certificates; (iv) if any representation or warranty of ILC made in the Pooling and Servicing Agreement shall prove to be incorrect in any material respect as of the time made; provided, that the breach of any representation or warranty made by ILC in such Pooling and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders or the Certificateholders, the enforceability of the Indenture or of the Notes or the enforceability of the Trust Agreement or the Certificates; and provided, further, that such material breach of any representation or warranty made by ILC in such Pooling and Servicing Agreement with respect to any of the Leases or the

Equipment subject thereto will not constitute a Servicer Event of Default if ILC repurchases such Lease and Equipment in accordance with the Pooling and Servicing Agreement to the extent provided therein; (v) certain insolvency or bankruptcy events relating to the Servicer; (vi) the Servicer defaulting in the payment of any debt or other obligations exceeding $1,000,000, or the occurrence of any event the effect of which is to cause (or permit one or more persons to cause) such obligations exceeding $1,000,000, to be accelerated, if the effect of such event is not waived by the person or persons entitled to performance; and (vii) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 shall have remained unsatisfied and in effect for 60 consecutive days without a stay of execution.

         Servicer Termination. So long as a Servicer Event of Default under the Pooling and Servicing Agreement is continuing, the Indenture Trustee shall, upon the instructions of the Holders of 662/3% in principal amount of the Notes (or, if no Notes are Outstanding, Holders of Certificates representing at least 662/3% of the Certificate Balance), by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement. On the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Pooling and Servicing Agreement to take any action with respect to any Lease or Equipment will cease and the same will pass to and be vested in the Indenture Trustee pursuant to and under the Pooling and Servicing Agreement and the Indenture.

         Waiver of Past Defaults. The Holders of Notes evidencing at least 66 2/3% of the principal amount of the then outstanding Notes of the related series (or the Holders of the Certificates evidencing at least a majority of the outstanding Certificate Balance, in the case of any Servicer Event of Default that does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Pooling and Servicing Agreement. Therefore, the Noteholders have the ability, as limited above, to waive defaults by the Servicer which could materially adversely affect the Certificateholders. No such waiver will impair such Noteholders' rights with respect to subsequent defaults.

Amendment


         The Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, to cure any ambiguity, to correct or supplement any provision of any Transfer and Servicing Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the Indenture Trustee and the Trustee, materially and adversely affect the interest of any the Noteholders or Certificateholders. In addition, the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the Noteholders or Certificateholders, to substitute or add credit enhancement for any class of Securities provided the Rating Agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of such class of Securities or any other class of Securities. The Transfer and Servicing Agreements may also be amended by the Transferor, the Servicer and the Trustee with the consent of the Indenture Trustee, the Holders of Notes evidencing at least 66 2/3% of the principal amount of then outstanding Notes and the Holders of Certificates of such series evidencing at least 66 2/3% of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Leases or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates that are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Certificates.


Termination

         The obligations of the Servicer, the Transferor, the Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last related Leases and the disposition of any amounts received upon liquidation of any such remaining Leases and (ii) the payment to Noteholders and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

         In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from the Trust, on any Payment Date after the Payment Date on which the Discounted Present Value of the Performing Leases is less than or equal 5% of the Discounted Present Value of the Leases as of the Cut-Off Date, and any outstanding Notes will be redeemed concurrently therewith.

Management Agreement

         ILC, in its capacity as manager (the "Manager"), will enter into an agreement (as amended and supplemented from time to time, the "Management Agreement") with the Issuer and the Indenture Trustee pursuant to which the Manager will agree, to the extent provided in the Management Agreement, to perform on behalf of the Issuer certain administrative obligations required by the Indenture. As compensation for the performance of the Manager's obligations under the Management Agreement and as reimbursement for its expenses related thereto, the Manager will be entitled to a quarterly management fee in an amount equal to $500 (the "Management Fee"). The Management Fee shall be paid to the Manager by the Servicer from the Servicing Fee.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of principal payments on the Notes, the aggregate amount of each interest payment on such Notes and the yield to maturity of such Notes are directly related to the rate of payments on the underlying Leases. The payments on such Leases may be in the form of scheduled payments, Lease Prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of Principal Payments with respect to any class may also be affected by any repurchase of the underlying Leases by ILC pursuant to the Pooling and Servicing Agreement. In such event, the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors--Prepayments".

         If a Lease becomes a Predecessor Lease, ILC will have the option to substitute a Substitute Lease for such Predecessor Lease. The Substitute Leases will have a Discounted Present Value of the Predecessor Leases equal to or greater than that of the Predecessor Leases being replaced and the monthly payments on the Substitute Leases will be at least equal to those of the Predecessor Leases through the term of such Predecessor Leases. In the event that an Early Lease Termination or other modification of the lease terms in connection with a partial buy-out is allowed by ILC, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease (or, in the case of a partial buy-out, the portion thereof related to such buy-out), plus any delinquent payments.

         The effective yield to Holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.


         The following chart sets forth the percentage of the Initial Principal Amount of the Class A and Class B Notes which would be outstanding on the Payment Dates set forth below assuming a Conditional Payment Rate ("CPR") of 5.0%, 10.0%, 15.0% and 20.0%, respectively and were calculated using the Statistical Discount Rate. Such information is hypothetical and is set forth for illustrative purposes only. The CPR assumes that a fraction of the outstanding Lease Pool is prepaid on each Distribution Date, which implies that each Lease in the Lease Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Contract Pool. The CPR measures prepayments based on the outstanding Discounted Present Value of the Leases, after the payment of all Scheduled Payments on the Leases during such Due Period. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Lease payments as of the Cut-Off Date, assumes that the Trust does not exercise its option to redeem the Notes and assumes the Issuance Date is September 30, 1998 and the first Payment Date is November 25, 1998.

         The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Leases will differ from the assumptions used in constructing the following tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the Leases will prepay at a constant CPR until maturity or that all of the Leases will prepay at the same CPR. Moreover, the diverse terms of the Leases could produce slower or faster principal distributions than indicated in the table at the various CPRs specified. Any difference between such assumptions and the actual characteristics and performance of the Leases, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.

         PERCENTAGE OF THE INITIAL CLASS A-1, A-2, A-3 AND A-4 PRINCIPAL
                AMOUNTS AND THE INITIAL CLASS B PRINCIPAL AMOUNT
                      AT THE RESPECTIVE CPR SET FORTH BELOW


                                              5% CPR
                   ------------------------------------------------------------
Month      Date      Class A-1    Class A-2   Class A-3    Class A-4     Class B

  0        9/30/98        100%         100%         100%        100%       100%
  1       11/25/98          83          100          100         100        100
  2       12/25/98          74          100          100         100        100
  3        1/25/99          65          100          100         100        100
  4        2/25/98          54          100          100         100        100
  5        3/25/99          45          100          100         100        100
  6        4/25/99          36          100          100         100        100
  7        5/25/99          26          100          100         100        100
  8        6/25/99          17          100          100         100        100
  9        7/25/99           9          100          100         100        100
  10       8/25/99           0           97          100         100        100
  11       9/25/99           0           69          100         100         95
  12      10/25/99           0           42          100         100         91
  13      11/25/99           0           11          100         100         87
  14      12/25/99           0            0           97         100         83
  15       1/25/00           0            0           92         100         79
  16       2/25/00           0            0           85         100         75
  17       3/25/00           0            0           80         100         71
  18       4/25/00           0            0           75         100         67
  19       5/25/00           0            0           69         100         63
  20       6/25/00           0            0           64         100         60
  21       7/25/00           0            0           60         100         57
  22       8/25/00           0            0           55         100         53
  23       9/25/00           0            0           51         100         50
  24      10/25/00           0            0           47         100         47
  25      11/25/00           0            0           42         100         44
  26      12/25/00           0            0           38         100         42
  27       1/25/01           0            0           35         100         39
  28       2/25/01           0            0           31         100         37
  29       3/25/01           0            0           28         100         34
  30       4/25/01           0            0           25         100         32
  31       5/25/01           0            0           22         100         30
  32       6/25/01           0            0           19         100         28
  33       7/25/01           0            0           17         100         26
  34       8/25/01           0            0           14         100         24
  35       9/25/01           0            0           11         100         22
  36      10/25/01           0            0            9         100         21
  37      11/25/01           0            0            6         100         19
  38      12/25/01           0            0            4         100         18
  39       1/25/02           0            0            2         100         18
  40       2/25/02           0            0            0         100         18
  41       3/25/02           0            0            0          90         18
  42       4/25/02           0            0            0          81         18
  43       5/25/02           0            0            0          71         18
  44       6/25/02           0            0            0          62         18
  45       7/25/02           0            0            0          54         18
  46       8/25/02           0            0            0          45         18
  47       9/25/02           0            0            0          38         18
  48      10/25/02           0            0            0          30         18
  49      11/25/02           0            0            0          23         18
  50      12/25/02           0            0            0          16         18
  51       1/25/03           0            0            0          10         18
  52       2/25/03           0            0            0           4         18
  53       3/25/03           0            0            0           0         17
  54       4/25/03           0            0            0           0          6
  55       5/25/03           0            0            0           0          0
  56       6/25/03           0            0            0           0          0
  57       7/25/03           0            0            0           0          0
  58       8/25/03           0            0            0           0          0
         Avg. Life       0.495        1.086        2.136       3.923      2.383


                                              10% CPR
                   ------------------------------------------------------------
Month      Date      Class A-1    Class A-2    Class A-3   Class A-4    Class B
  0        9/30/98        100%        100%         100%        100%        100%
  1       11/25/98          82         100          100         100         100
  2       12/25/98          72         100          100         100         100
  3        1/25/99          61         100          100         100         100
  4        2/25/98          50         100          100         100         100
  5        3/25/99          40         100          100         100         100
  6        4/25/99          30         100          100         100         100
  7        5/25/99          19         100          100         100         100
  8        6/25/99          10         100          100         100         100
  9        7/25/99           1         100          100         100         100
  10       8/25/99           0          68          100         100          95
  11       9/25/99           0          38          100         100          91
  12      10/25/99           0          10          100         100          87
  13      11/25/99           0           0           95         100          82
  14      12/25/99           0           0           90         100          78
  15       1/25/00           0           0           84         100          74
  16       2/25/00           0           0           78         100          70
  17       3/25/00           0           0           73         100          66
  18       4/25/00           0           0           68         100          62
  19       5/25/00           0           0           62         100          58
  20       6/25/00           0           0           57         100          55
  21       7/25/00           0           0           53         100          52
  22       8/25/00           0           0           48         100          48
  23       9/25/00           0           0           44         100          45
  24      10/25/00           0           0           40         100          43
  25      11/25/00           0           0           35         100          39
  26      12/25/00           0           0           32         100          37
  27       1/25/01           0           0           29         100          35
  28       2/25/01           0           0           25         100          32
  29       3/25/01           0           0           22         100          30
  30       4/25/01           0           0           19         100          28
  31       5/25/01           0           0           16         100          26
  32       6/25/01           0           0           14         100          24
  33       7/25/01           0           0           11         100          23
  34       8/25/01           0           0            9         100          21
  35       9/25/01           0           0            7         100          19
  36      10/25/01           0           0            5         100          18
  37      11/25/01           0           0            2         100          18
  38      12/25/01           0           0            0          99          18
  39       1/25/02           0           0            0          90          18
  40       2/25/02           0           0            0          81          18
  41       3/25/02           0           0            0          72          18
  42       4/25/02           0           0            0          64          18
  43       5/25/02           0           0            0          56          18
  44       6/25/02           0           0            0          48          18
  45       7/25/02           0           0            0          41          18
  46       8/25/02           0           0            0          34          18
  47       9/25/02           0           0            0          27          18
  48      10/25/02           0           0            0          21          18
  49      11/25/02           0           0            0          15          18
  50      12/25/02           0           0            0          10          18
  51       1/25/03           0           0            0           4          18
  52       2/25/03           0           0            0           0          17
  53       3/25/03           0           0            0           0           8
  54       4/25/03           0           0            0           0           0
  55       5/25/03           0           0            0           0           0
  56       6/25/03           0           0            0           0           0
  57       7/25/03           0           0            0           0           0
  58       8/25/03           0           0            0           0           0
         Avg. Life       0.456       1.000        2.000       3.786       2.266

(1) The weighted average life of a Class A Note or Class B Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Note by the number of years from the Issuance Date to such Payment Date, (b) adding the results, and (c) dividing the sum by the respective Initial Principal Amount of such Note.



     For the 5% CPR and 10% CPR scenarios, if the Trust exercises its option to redeem the Notes, the average life of the Class A-1 Notes; Class A-2 Notes; Class A-3 Notes; Class A-4 Notes; and Class B Notes would be 0.50 years and 0.46 years; 1.09 years and 1.00 years; 2.14 years and 2.00 years; 3.82 years and 3.66 years; and 2.27 years and 2.14 years, respectively.

         PERCENTAGE OF THE INITIAL CLASS A-1, A-2, A-3 AND A-4 PRINCIPAL
                AMOUNTS AND THE INITIAL CLASS B PRINCIPAL AMOUNT
                      AT THE RESPECTIVE CPR SET FORTH BELOW



                                              15% CPR
                   ------------------------------------------------------------
Month     Date     Class A-1    Class A-2   Class A-3    Class A-4     Class B
-----  ----------- ---------    ---------   ---------    ---------     -------
  0        9/30/98        100%         100%         100%        100%       100%
  1       11/25/98          81          100          100         100        100
  2       12/25/98          69          100          100         100        100
  3        1/25/99          58          100          100         100        100
  4        2/25/98          45          100          100         100        100
  5        3/25/99          34          100          100         100        100
  6        4/25/99          24          100          100         100        100
  7        5/25/99          12          100          100         100        100
  8        6/25/99           2          100          100         100        100
  9        7/25/99           0           74          100         100         96
  10       8/25/99           0           38          100         100         91
  11       9/25/99           0            7          100         100         86
  12      10/25/99           0            0           95         100         82
  13      11/25/99           0            0           88         100         77
  14      12/25/99           0            0           83         100         73
  15       1/25/00           0            0           77         100         69
  16       2/25/00           0            0           71         100         64
  17       3/25/00           0            0           65         100         61
  18       4/25/00           0            0           60         100         57
  19       5/25/00           0            0           55         100         53
  20       6/25/00           0            0           50         100         50
  21       7/25/00           0            0           46         100         47
  22       8/25/00           0            0           41         100         43
  23       9/25/00           0            0           37         100         41
  24      10/25/00           0            0           33         100         38
  25      11/25/00           0            0           29         100         35
  26      12/25/00           0            0           26         100         33
  27       1/25/01           0            0           23         100         31
  28       2/25/01           0            0           19         100         28
  29       3/25/01           0            0           17         100         26
  30       4/25/01           0            0           14         100         24
  31       5/25/01           0            0           11         100         22
  32       6/25/01           0            0            9         100         21
  33       7/25/01           0            0            7         100         19
  34       8/25/01           0            0            4         100         18
  35       9/25/01           0            0            2         100         18
  36      10/25/01           0            0            0         100         18
  37      11/25/01           0            0            0          88         18
  38      12/25/01           0            0            0          80         18
  39       1/25/02           0            0            0          71         18
  40       2/25/02           0            0            0          64         18
  41       3/25/02           0            0            0          56         18
  42       4/25/02           0            0            0          49         18
  43       5/25/02           0            0            0          42         18
  44       6/25/02           0            0            0          35         18
  45       7/25/02           0            0            0          29         18
  46       8/25/02           0            0            0          24         18
  47       9/25/02           0            0            0          18         18
  48      10/25/02           0            0            0          13         18
  49      11/25/02           0            0            0           8         18
  50      12/25/02           0            0            0           4         18
  51       1/25/03           0            0            0           0         17
  52       2/25/03           0            0            0           0          8
  53       3/25/03           0            0            0           0          0
  54       4/25/03           0            0            0           0          0
  55       5/25/03           0            0            0           0          0
  56       6/25/03           0            0            0           0          0
  57       7/25/03           0            0            0           0          0
  58       8/25/03           0            0            0           0          0
         Avg. Life       0.423        0.920        1.872       3.637      2.152

                                              20% CPR
                   ----------------------------------------------------------
Month     Date     Class A-1    Class A-2    Class A-3   Class A-4    Class B
-----  ----------- ---------    ---------    ---------   ---------    -------
  0        9/30/98        100%        100%         100%        100%        100%
  1       11/25/98          79         100          100         100         100
  2       12/25/98          66         100          100         100         100
  3        1/25/99          54         100          100         100         100
  4        2/25/98          40         100          100         100         100
  5        3/25/99          28         100          100         100         100
  6        4/25/99          17         100          100         100         100
  7        5/25/99           5         100          100         100         100
  8        6/25/99           0          80          100         100          97
  9        7/25/99           0          46          100         100          92
  10       8/25/99           0           8          100         100          86
  11       9/25/99           0           0           95         100          82
  12      10/25/99           0           0           89         100          77
  13      11/25/99           0           0           81         100          72
  14      12/25/99           0           0           76         100          68
  15       1/25/00           0           0           70         100          64
  16       2/25/00           0           0           64         100          59
  17       3/25/00           0           0           58         100          56
  18       4/25/00           0           0           53         100          52
  19       5/25/00           0           0           48         100          48
  20       6/25/00           0           0           43         100          45
  21       7/25/00           0           0           39         100          42
  22       8/25/00           0           0           35         100          39
  23       9/25/00           0           0           31         100          36
  24      10/25/00           0           0           27         100          34
  25      11/25/00           0           0           23         100          31
  26      12/25/00           0           0           20         100          29
  27       1/25/01           0           0           17         100          27
  28       2/25/01           0           0           14         100          24
  29       3/25/01           0           0           12         100          23
  30       4/25/01           0           0            9         100          21
  31       5/25/01           0           0            7         100          19
  32       6/25/01           0           0            4         100          18
  33       7/25/01           0           0            2         100          18
  34       8/25/01           0           0            0          99          18
  35       9/25/01           0           0            0          89          18
  36      10/25/01           0           0            0          81          18
  37      11/25/01           0           0            0          70          18
  38      12/25/01           0           0            0          63          18
  39       1/25/02           0           0            0          56          18
  40       2/25/02           0           0            0          49          18
  41       3/25/02           0           0            0          42          18
  42       4/25/02           0           0            0          36          18
  43       5/25/02           0           0            0          30          18
  44       6/25/02           0           0            0          25          18
  45       7/25/02           0           0            0          20          18
  46       8/25/02           0           0            0          15          18
  47       9/25/02           0           0            0          11          18
  48      10/25/02           0           0            0           6          18
  49      11/25/02           0           0            0           2          18
  50      12/25/02           0           0            0           0          16
  51       1/25/03           0           0            0           0           8
  52       2/25/03           0           0            0           0           1
  53       3/25/03           0           0            0           0           0
  54       4/25/03           0           0            0           0           0
  55       5/25/03           0           0            0           0           0
  56       6/25/03           0           0            0           0           0
  57       7/25/03           0           0            0           0           0
  58       8/25/03           0           0            0           0           0
         Avg. Life       0.394       0.848        1.750       3.481       2.049



(1) The weighted average life of a Class A Note or Class B Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Note by the number of years from the Issuance Date to such Payment Date, (b) adding the results, and
     (c) dividing the sum by the respective Initial Principal Amount of such Note.



     For the 15% CPR and 20% CPR scenarios, if the Trust exercises its option to redeem the Notes, the average life of the Class A-1 Notes; Class A-2 Notes; Class A-3 Notes; Class A-4 Notes; and Class B Notes would be 0.42 years and 0.39 years; 0.92 years and 0.85 years; 1.87 years and 1.75 years; 3.53 years and 3.36 years; and 2.03 years and 1.91 years, respectively.

                   CERTAIN LEGAL MATTERS AFFECTING A LESSEE'S
                             RIGHTS AND OBLIGATIONS

         General. The Leases are triple-net leases, requiring the Lessees to pay all taxes, maintenance and insurance associated with the Equipment, and are primarily non-cancelable by the Lessees.

         The Leases are "hell or high water" leases, under which the obligations of the Lessee are absolute and unconditional, regardless of any defense, setoff or abatement which the Lessee may have against ILC, as Transferor or Servicer, the Trust, or any other person or entity whatsoever.

         Events of default under the Leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the Lease, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the Lessee under a Lease. The remedies of the lessor (and the Trust as assignee) following a notice and cure period are generally to seek to enforce the performance by the Lessee of the terms and covenants of the Lease (including the Lessee's obligation to make scheduled payments) or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the Lessee under such Lease. Although the Leases permit the lessor to repossess and dispose of the related Equipment in the event of a lease default, and to credit such proceeds against the Lessee's liabilities thereunder, such remedies may be limited where the Lessee thereunder is subject to bankruptcy, or other insolvency proceedings.


         UCC and Bankruptcy Considerations. Prior to the Cut-Off Date, ILC will have filed Uniform Commercial Code ("UCC") financing statements in its favor against Lessees in respect of Equipment, including Equipment subject to Nominal-Buy-Out Leases, with an original Equipment cost in excess of $10,000, which make up approximately 95.61% of the Statistical Discounted Present Value of the Leases. Consistent with ILC's policies with respect to all Leases originated or acquired by it, no action will be taken to perfect the interest of ILC in any Equipment to the extent the original Equipment cost of the related Equipment is less than $10,000. As a result, ILC does not have a perfected security interest in Equipment with an original Equipment cost of less than or equal to $10,000.


         Also, Leases representing approximately 4.36% of the Statistical Discounted Present Value of the Leases relate to leasehold improvements and other equipment types that may be classified as "fixtures" under the UCC. ILC's (and therefore the Trust's) security interests in fixtures are junior to the claims of persons (other than the related lessee) with recorded ownership or mortgage interests in the real estate to which the fixtures are attached, unless ILC has obtained waivers from such persons. Due to various factors (including creditworthiness of the lessee or ILC policies at the time a particular lease was originated), such waivers have not been obtained with respect to most of the Equipment that may constitute fixtures. As a result, the interests of the Trust and the Noteholders in Equipment constituting fixtures may be junior to the rights of owners and mortgagees of the related real estate.

         In addition to the filings referred to in the second preceding paragraph, the Pooling and Servicing Agreement, the Trust Agreement and the Indenture will require UCC financing statements covering the Equipment to be filed in favor of the Transferor, the Trust and the Indenture Trustee, respectively, in states in which as of the Closing Date (i) Equipment relating to not less than 75% of the original cost of the Equipment under the Leases as of the Cut-Off Date is located and (ii) Equipment relating to not less than 75% of the Booked Residual Value of such Equipment as of the Cut-Off Date is located (the "Filing Locations"). In the event of the repossession and resale of Equipment subject to a superior lien, the senior lienholder would be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims by the Servicer on behalf of the Trust. Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment in the event of a Lessee default. In the event of the bankruptcy or reorganization of a Lessee, or ILC, as Servicer, or the Transferor, various provisions of the Bankruptcy Code of 1978, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code"), and related laws may interfere with, delay or eliminate the ability of ILC or the Trust to enforce its rights under the Leases.


         In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of scheduled payments to Noteholders would cease. If, as a result of the bankruptcy of a Lessee, the Servicer is prevented from collecting scheduled payments with respect to Leases and such Leases become Non-Performing Leases, no recourse would be available against ILC (except for misrepresentation or breach of warranty or covenant) and the Noteholders could suffer a loss with respect to the Notes. Similarly, upon the bankruptcy of the Transferor, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of Lease payments to the Trust and the Noteholders would cease. As noted above, however, the Transferor has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Transferor".

         These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment to less than the amount due on the related Lease.


         No Rights in Software Subject to Certain Leases. Leases representing approximately 2.04% of the Statistical Present Value of the Leases relate exclusively to computer software that is not owned by ILC. As a result, no interest in such software will be transferred to the Trust. Accordingly, if the Lessee under such a Lease defaults, the Trust will not realize any proceeds from the related software. Also, because software is generally eligible for protection under the Federal copyright laws, a security interest in software generally cannot be perfected without a filing at the

U.S. Copyright Office. Some legal authority indicates that this filing requirement could also extend to a lease of software. Since no filings at the U.S. Copyright Office will be made with respect to the Leases, this could mean that the Trust may not have a perfected ownership interest in software-only Leases. Also, certain case law authority indicates that in Ohio and certain other states a sale of a "general intangible" (such as a software-only Lease) cannot be perfected without notice to the obligor (i.e., the Lessee). For reasons of administrative convenience, no such notices will be given with respect to software-only Leases transferred to the Trust. As a result of the foregoing, the interests of the Trust and the Noteholders in software-only Leases may be junior to the rights of other creditors of ILC or the Transferor.


                     U.S. FEDERAL INCOME TAX CONSIDERATIONS


         The following discussion, summarizing the material Federal income tax consequences of the purchase, ownership and disposition of the Notes, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. Mayer, Brown & Platt, special federal tax counsel ("Federal Tax Counsel") for the Trust, has prepared or reviewed the statements in the following discussion. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Noteholders in light of their personal investment circumstances or their special treatment under the Federal income tax laws (for example, banks and life insurance companies). Prospective investors are advised to consult their own tax advisers in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.



         An opinion of Federal Tax Counsel regarding the Federal income tax matters identified as opinions of Federal Tax Counsel below has been filed as an exhibit to the registration statement relating to the Notes. Only those matters identified as opinions of Federal Tax Counsel below are opinions of Federal Tax Counsel. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt issued by a trust with terms similar to those of the Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.


Tax Characterization of the Trust

         In the opinion of Federal Tax Counsel, the Trust will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based upon the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

         If the Trust were taxable as a corporation for Federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Leases, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The Transferor will agree, and the Noteholders will agree by the purchase of Notes, to treat the Notes as debt for Federal, State and local income and franchise tax purposes. In the opinion of Federal Tax Counsel, the Notes will be classified as debt for Federal income tax purposes.

         The discussion below assumes this characterization of the Notes is correct. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to any original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) is a de minimis amount (i.e., less than 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations.

         Interest Income on the Notes. Based upon the above assumptions, except as discussed below, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. Under the OID Regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note (and certain cash basis holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term
Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.

Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a Note will be taxed at a maximum rate of 39.6% if the Note is held for not more than 12 months and at 20% if the Note is held for more than 12 months.

         Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Transferor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Transferor is a "related person" within the meaning of the Code and
(ii) satisfies the statement requirement set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder. To satisfy this requirement, the foreign person, or a financial institution holding the Note on behalf of such foreign person, must provide, in accordance with specified procedures, a paying agent of the Trust with a statement to the effect that the foreign person is not a United States person. Currently these requirements will be met if (x) the foreign person provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an IRS Form W-8) or (y) a financial institution holding the Note on behalf of the foreign person certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. On October 14, 1997, final Treasury Regulations (the "1997 Final Regulations") were issued regarding the withholding and information reporting rules discussed above. In general, the 1997 Final Regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The 1997 Final Regulations are generally effective for payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made and subject to certain transition rules. Foreign persons are advised to consult their own tax advisors with respect to 1997 Final Regulations.

         If such interest is not "portfolio interest," then it will be subject to a 30% withholding tax unless the foreign person provides the Trust or its paying agent, as the case may be, with a properly executed (i) IRS Form 1001 (or successor form) claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty or (ii) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the foreign person's conduct of a trade or business in the United States. Under the Final Regulations, a foreign person will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

         If a foreign person is engaged in a trade or business and interest on the Note is effectively connected with the conduct of such trade or business in the United States, the foreign person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States person. In addition, if such foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax; provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.


         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability. The Final Regulations make certain modifications to the backup withholding and information reporting rules. Prospective investors are advised to consult their own tax advisors regarding the Final Regulations.


         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. In such a case, the Trust would be treated as a publicly traded partnership taxable as a corporation for Federal income tax purposes, and would be subject to corporate income tax on its taxable income. Any such corporate income tax could materially reduce cash available to make payments on the Notes.

                          OHIO STATE TAX CONSIDERATIONS

         The following is a summary of the material Ohio tax consequences of the purchase, ownership and disposition of the Notes. This discussion does not address every aspect of the Ohio tax laws that may be relevant to Noteholders in light of their personal investment circumstances or their special treatment under the Ohio tax laws (for example, banks and life insurance companies).

         The following summary is based upon existing provisions of the Ohio Revised Code pertaining to Ohio taxation, the administrative rules promulgated thereunder, and relevant judicial rulings and administrative decisions and pronouncements, all of which are subject to change, which change may be retroactive. There are no Ohio authorities addressing similar transactions or involving a trust that issues interests with terms similar to those of the Notes, and no ruling addressing the matters discussed herein will be sought from Ohio tax officials. Accordingly, there can be no assurance that such officials will agree with this summary.

         In the opinion of Keating, Muething and Klekamp, P.L.L., Special Ohio Tax Counsel ("Ohio Tax Counsel"), unless the Noteholders are Ohio residents or are otherwise subject to the Ohio personal income tax, the Ohio corporate franchise tax or the Ohio tax on dealers in intangibles, the Noteholders will not be subject to the foregoing taxes solely as a result of purchasing and owning the Notes.

         For purposes of determining Ohio taxable income, Ohio has adopted the federal Code and the regulations thereunder. Therefore, the Ohio tax consequences to the Noteholders who are Ohio residents or otherwise subject to the Ohio personal income tax, corporate franchise tax or tax on dealers in intangibles will be the same as the tax consequences to the Noteholders for federal income tax purposes. Accordingly, the stated interest on the Notes will be taxable as ordinary interest income and the gain or loss on the sale or disposition of the Notes will be capital gain or loss. See "U.S.

Federal Income Tax Consequences."

         Effective generally for tax years beginning on or after January 1, 1998, an Ohio tax may be levied on a "qualifying investor's" distributive share of the Ohio apportioned income of a "qualifying pass-through entity." Ohio Tax Counsel believes the Trust may be considered a qualifying pass-through entity for purposes of this tax. However, because Federal Tax Counsel will opine that the Notes constitute debt instruments for federal income tax purposes, payments on the Notes represent interest payments on debt rather than a distributive share of the income of the Trust. Therefore, the Noteholders should not be subject to this tax since they are not receiving a distributive share of the Trust's income.

                                LEGAL INVESTMENT

         The Class A-1 Notes will be an "eligible security" within the meaning of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended.

                              ERISA CONSIDERATIONS

         Subject to the following discussion the Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and Keogh plans (each a "Benefit Plan"). Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes are treated as debt for local law purposes, the Transferor believes that, at the time of their issuance, the Notes should not be treated as an equity interest in the Trust for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses. This risk of recharacterization is enhanced for Notes that are subordinated to other securities.

         However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Transferor, the Indenture Trustee or the Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Code.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.

         A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in the underwriting agreement (the "Underwriting Agreement") for the sale of the Notes, the Trust has agreed to sell and Lehman Brothers Inc. and Prudential Securities Incorporated (the "Underwriters") have agreed to purchase the principal amount of the Notes set forth opposite their names:



Underwriters of the Class A Notes      Principal Amount of   Principal Amount of   Principal Amount of   Principal Amount of
                                       Class A-1 Notes       Class A-2 Notes       Class A-3 Notes       Class A-4 Notes

Lehman Brothers Inc.
Prudential Securities Incorporated

Underwriter of the Class B Notes                                     Principal Amount of Class B Notes
Lehman Brothers Inc.



         The Trust has been advised by Lehman Brothers Inc., as representative of the Underwriters, that the Underwriters propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession not in excess of % per Class A-1 Note, % per Class A-2 Note, % per Class A-3 Note, % per Class A-4 Note and % per Class B Note. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of % per Class A-1 Note, % per Class A-2 Note, % per Class A-3 Note, % per Class A-4 Note and % per Class B Note. After the initial public offering, the public offering price may be changed.



         The Transferor and ILC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.



         The Trust has been advised by the Underwriters that the Underwriters presently intend to make a market in the Notes, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes and any such market making may be discontinued at any time at the sole discretion of either Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.



         In connection with the offering of the Notes, the Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Notes for the purpose of stabilizing its market price. In addition, Lehman Brothers Inc., on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the offering) for the account of the other Underwriters, the selling concession with respect to the Notes that it distributed in the offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.


                               RATING OF THE NOTES


         It is a condition to the issuance of any of the Notes that the Class A-1 Notes be rated at least "P-1" and "F1+/AAA", that the Class A-2 Notes be rated at least "Aaa" and "AAA", that the Class A-3 Notes be rated at least "Aaa" and "AAA", that the Class A-4 Notes be rated at least "Aaa" and "AAA" and that the Class B Notes be rated at least "Aa3" and "A" by Moody's and Fitch IBCA, respectively. The ratings assess the likelihood of timely payment of interest and the ultimate payment of principal to the Noteholders by the Stated Maturity date. There is no assurance that any rating will not be lowered or withdrawn if, in the judgement of any Rating Agency, circumstances in the future so warrant.


         Such rating will reflect only the views of each Rating Agency and will be based primarily on the amount of subordination, the availability of funds on deposit in the Reserve Account and the value of the Leases and Equipment. The ratings are not a recommendation to purchase, hold or sell the related Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes by the Stated Maturity date. The rating does not address the rate of Lease Prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of Lease Prepayments on the return of principal to the Noteholders.

                                 LEGAL OPINIONS


         Certain legal matters relating to the Notes and certain federal income tax and other matters will be passed upon for the Trust by Mayer, Brown & Platt, Chicago, Illinois and certain Ohio tax matters will be passed upon by Keating, Muething and Klekamp, P.L.L., Cincinnati, Ohio. Each of Keating, Muething and Klekamp, P.L.L. and Mayer, Brown & Platt may from time to time render legal services to the Transferor, the Servicer and their affiliates. Certain legal matters will be passed upon for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                                 INDEX OF TERMS

Term(s)                                                                                                     Page(s)
Additional Principal......................................................................................8, 46, 58
Annualized Monthly Default Percentage............................................................................40
Available Funds   ...........................................................................................13, 43
Available Funds Shortfall........................................................................................40
Available Reserve Amount.....................................................................................16, 40
Bankruptcy Code   ...............................................................................................55
Booked Residual Value............................................................................................15
Casualty          ...............................................................................................43
Casualty Payment  ...............................................................................................43
Cede              ................................................................................................4
Certificate Distribution Account.................................................................................39
Certificate Floor ............................................................................................8, 46
Certificate Percentage............................................................................................8
Certificate Principal Payment.................................................................................8, 46
Certificate Rate  ...............................................................................................35
Certificate Target Investor Principal Amount..................................................................8, 46
Certificates      .............................................................................................3, 9
Class A Initial Amount............................................................................................6
Class A Noteholders...............................................................................................4
Class A Notes     ................................................................................................3
Class A Percentage................................................................................................8
Class A Principal Payment.....................................................................................8, 46
Class A Target Investor Principal Amount......................................................................8, 46
Class A-1 Initial Principal Amount................................................................................5
Class A-1 Interest Rate...........................................................................................7
Class A-1 Notes   .............................................................................................3, 5
Class A-2 Initial Principal Amount................................................................................5
Class A-2 Interest Rate...........................................................................................7
Class A-2 Notes   .............................................................................................3, 5
Class A-3 Initial Principal Amount................................................................................5
Class A-3 Interest Rate...........................................................................................7
Class A-3 Notes   .............................................................................................3, 5
Class A-4 Interest Rate...........................................................................................7
Class A-4 Notes   .............................................................................................3, 6
Class B Floor     ............................................................................................9, 46
Class B Initial Principal Amount..................................................................................6
Class B Interest Rate.............................................................................................7
Class B Noteholders...............................................................................................4
Class B Notes     .............................................................................................3, 6
Class B Percentage................................................................................................9
Class B Principal Payment.....................................................................................9, 46
Class B Target Investor Principal Amount......................................................................9, 46
Code              ...............................................................................................56
Collection Account...............................................................................................39
Commission        ................................................................................................4
Contribution Agreement.........................................................................................3, 5
CPR               ...............................................................................................50
Cumulative Loss Amount........................................................................................9, 46


Cumulative Net Loss Ratio........................................................................................40
Cut-Off Date      ................................................................................................6
Definitive Notes  ...............................................................................................36
Delinquent Lease  ...............................................................................................40
Determination Date...............................................................................................10
Discount Rate     ............................................................................................6, 47
Discounted Present Value of the Leases........................................................................6, 47
Discounted Present Value of the Performing Leases.............................................................6, 47
DTC               ................................................................................................4
Due Period        ...............................................................................................10
Early Lease Termination..........................................................................................11
Eligible Account  ...............................................................................................42
Eligible Institution.............................................................................................42
Eligible Investments.............................................................................................41
Equipment         ...........................................................................................10, 21
ERISA             ...............................................................................................16
Events of Default ...............................................................................................32
Exchange Act      ................................................................................................4
Federal Tax Counsel..............................................................................................56
Filing Locations  ...........................................................................................18, 55
Fitch IBCA        ...............................................................................................17
Holders           ............................................................................................4, 10
ILC               ................................................................................................3
Indenture         ............................................................................................5, 31
Indenture Trustee .........................................................................................3, 5, 31
Indirect Participants............................................................................................35
Information Leasing...............................................................................................5
Initial Principal Amount..........................................................................................6
Interest Accrual Period...........................................................................................7
Interest Rate     ................................................................................................7
Investment Earnings..............................................................................................42
IRS               ...............................................................................................56
Lease Contracts   ...........................................................................................10, 21
Lease Payment     ...............................................................................................44
Lease Pool        ...........................................................................................10, 21
Lease Prepayment  ...............................................................................................18
Lease Receivables ...........................................................................................10, 21
Leases            ...........................................................................................10, 21
Lessee            ...............................................................................................11
Lessees           ...............................................................................................11
Management Agreement.............................................................................................49
Management Fee    ...............................................................................................49
Manager           ...............................................................................................49
Monthly Delinquency Percentage...................................................................................41
Monthly Servicer Realization Percentage..........................................................................41
Moody's           ...............................................................................................17
Nominal Buy-Out Leases...........................................................................................18
Non-Performing Leases.........................................................................................6, 47
Note Distribution Account........................................................................................39
Note Owners       ................................................................................................4
Noteholders       ................................................................................................4
Notes             .............................................................................................3, 6


OID               ...............................................................................................57
OID Regulations   ...............................................................................................57
Outstanding Principal Amount......................................................................................7
Overcollateralization Amount......................................................................................9
Participants      ...............................................................................................35
Payaheads         ...............................................................................................39
Payment Date      ........................................................................................4, 10, 31
Predecessor Lease ...........................................................................................11, 38
Priority of Payments.............................................................................................14
Provident         ...............................................................................................22
Provident Financial..............................................................................................23
Record Date       ...............................................................................................10
Registration Statement............................................................................................4
Related Documents ...............................................................................................34
Required Payments ...............................................................................................40
Required Reserve Amount......................................................................................16, 40
Reserve Account   ...........................................................................................16, 40
Residual Account  ...............................................................................................40
Residual Amount Cap..............................................................................................15
Residual Event    ...........................................................................................15, 40
Residual Realizations............................................................................................15
Sales and Servicing Agreement..................................................................................3, 5
Securities        .............................................................................................3, 9
Securities Act    ................................................................................................4
Security Deposit Earnings........................................................................................42
Securityholders   ...............................................................................................15
Seller            .............................................................................................3, 5
Servicer          ................................................................................................5
Servicer Advance  ...........................................................................................12, 44
Servicer Booked Residual Value...................................................................................41
Servicer Events of Default.......................................................................................48
Servicer Residual Realizations...................................................................................41
Servicing Fee     ...........................................................................................13, 43
Short-Term Note   ...............................................................................................57
Subject Payment Date..............................................................................................9
Substitute Lease  .......................................................................................11, 38, 49
Termination Payment..............................................................................................44
Third Party Amounts..............................................................................................44
Three-Month Default Percentage...................................................................................41
Three-Month Delinquency Percentage...............................................................................41
Three-Month Servicer Realization Percentage......................................................................41
Transfer and Servicing Agreements................................................................................37
Trust             .............................................................................................3, 5
Trust Acceleration Event.........................................................................................45
Trust Accounts    ...............................................................................................41
Trust Agreement   ............................................................................................5, 35
Trust Collections ...............................................................................................39
Trust Property    ...........................................................................................10, 21
Trustee           .........................................................................................3, 5, 35
UCC               .......................................................................................18, 39, 55
Underwriters      ...............................................................................................61
Underwriting Agreement...........................................................................................61

================================================================================

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Transferor or the Trust or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS


                                                                                Page

Available Information...........................................................(ii)
Reports to Noteholders..........................................................(ii)
Prospectus Summary.................................................................1
Risk Factors......................................................................12
Use of Proceeds...................................................................14
The Trust.........................................................................14
The Transferor....................................................................15
The Servicer......................................................................15
The Lease Pool....................................................................17
ILC's Underwriting and
  Servicing Practices.............................................................22
Description of the Notes..........................................................23
Description of the Certificates...................................................26
Certain Information Regarding the Notes...........................................27
Description of the Transfer and Servicing
 Agreements.......................................................................28
Prepayment and Yield Considerations ..............................................38
Certain Legal Matters Affecting a Lessee's Rights
  and Obligations.................................................................42
U.S. Federal Tax
  Considerations..................................................................43
Ohio State Tax Considerations.....................................................45
Legal Investment..................................................................46
ERISA Considerations..............................................................46
Underwriting......................................................................47
Rating of the Notes...............................................................47
Legal Opinions....................................................................48
Index of Terms....................................................................49



Until December , 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================


                           approximately $209,218,000
                      approximately $73,048,000 % Class A-1
                               Lease-Backed Notes
                      approximately $19,204,000 % Class A-2
                               Lease-Backed Notes
                      approximately $90,724,000 % Class A-3
                               Lease-Backed Notes
                      approximately $18,574,000 % Class A-4
                               Lease-Backed Notes
                       approximately $7,668,000 % Class B
                               Lease-Backed Notes




                                   PROSPECTUS



                                 LEHMAN BROTHERS


                              PRUDENTIAL SECURITIES
                                  INCORPORATED


                      (with respect to Class A Notes only)


                             Dated September , 1998


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              Item 13. Other Expenses of Issuance and Distribution.

         Expenses in connection with the offering of the Notes being registered herein are estimated as follows:



              SEC registration fee                                 $ 62,245
              Legal fees and expenses                               150,000
              Accounting fees and expenses                           30,000
              Blue sky fees and expenses                             10,000
              Rating agency fees                                    170,000
              Trustee fees and expenses                              10,000
              Printing                                               40,000
              Miscellaneous                                          25,000
              -------------

         Total                                                     $497,245



Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware provides as follows:

                  145. Indemnification of officers, directors, employees and agents; insurance

                           (a) A corporation may indemnify any person who was or
                  is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                           (b) A corporation may indemnify any person who was or
                  is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


                           (c) To the extent that a present or former director
                  or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.



                           (d) Any indemnification under subsections (a) and (b)
                  of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.


                           (e) Expenses (including attorneys' fees) incurred by
                  an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors or officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.


                           (f) The indemnification and advancement of expenses
                  provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                           (g) A corporation shall have power to purchase and
                  maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                           (h) For purposes of this section, references to "the
                  corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                           (i) For purposes of this section, references to
                  "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                           (j) The indemnification and advancement of expenses
                  provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           (k) The Court of Chancery is hereby vested with
                  exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Article XI of the Bylaws of Provident Lease Receivables Corporation (referred to as the "Corporation" therein) provides as follows:

                  Section 1. Coverage. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she is or was a director, officer or agent of the Corporation (which term shall include any predecessor corporation of the Corporation) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plan ("indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article XI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made in advance of the final disposition of a proceeding only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article XI or otherwise. Expenses incurred by agents in defending in any action, suit or proceeding, whether civil, criminal, administrative or investigative may be paid by the Corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  Section 2. Claims. If a claim under Section 1 of this Article XI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be thirty (30) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover payments by the Corporation or expenses incurred by an indemnitee in defending in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the indemnitee shall be entitled to be paid also for the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) or by the Corporation to recover payments by the Corporation of expenses incurred by an indemnitee in defending, in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the burden of proving that the indemnitee is not entitled to be indemnified under this Article XI or otherwise shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such an action brought by the indemnitee, be a defense to the action.

                  Section 3. Rights Not Exclusive. The rights conferred on any person by Sections 1 and 2 of this Article XI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Corporation, these By-laws, any agreement, a vote of stockholders or disinterested directors or otherwise.

                  Section 4. Employees. Persons who are not included as indemnities under Section 1 of this Article XI but are employees of the Corporation or any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

Article XII of the Certificate of Incorporation of Provident Lease Receivables Corporation (referred to as the "Corporation" therein provides as follows:

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Item 15.  Recent Sales of Unregistered Securities.

         Not applicable.

Item 16.  Exhibits and Financial Statement Schedules.

a. A list of exhibits filed herewith is contained in the Exhibit Index, which is incorporated herein by reference.

b.  Financial Statement Schedules:

         Not applicable.

Item 17.  Undertakings.

         The undersigned registrants hereby undertake as follows:

         (a) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

         (c) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati and State of Ohio, on the 21st day of September, 1998.


                                   PROVIDENT LEASE RECEIVABLES
                                   CORPORATION,

                                   By:  /s/ John R. Farrenkopf
                                        ----------------------
                                   Name: John R. Farrenkopf
                                        ----------------------
                                   Title:     Treasurer
                                         --------------------------------------
                                   (Principal Financial and Accounting Officer)




         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.



      Signature                                        Title                            Date

* Robert L. Hoverson                          Director and Principal             September 21, 1998
------------------------                      Executive Officer
Robert L. Hoverson

* John R. Farrenkopf                                 Director                    September 21, 1998
------------------------
John R. Farrenkopf

/s/ Mark E. Magee                                    Director                    September 21, 1998
------------------------
Mark E. Magee

*By: /s/ Mark E. Magee                               Attorney-in-fact            September 21, 1998
------------------------
Mark E. Magee

                                  EXHIBIT INDEX


                              Exhibit Description

 1.1       --              Form of Underwriting Agreement(1)

 3.1       --              Certificate of Incorporation of Provident Lease Receivables
                           Corporation(1)

 3.2       --              Bylaws of Provident Lease Receivables Corporation(1)

 4.1       --              Form of Indenture between Provident Equipment Lease Trust 1998-A and the
                           Indenture Trustee

 4.2       --              Form of Class A-1 Lease-Backed Note (included in Exhibit 4.1)

 4.3       --              Form of Class A-2 Lease-Backed Note (included in Exhibit 4.1)

 4.4       --              Form of Class B Lease-Backed Note (included in Exhibit 4.1)

 4.5       --              Form of Class A-3 Lease-Backed Note (included in Exhibit 4.1)

4.6        --              Form of Class A-4 Lease-Backed Note (included in Exhibit 4.1)

 5.1       --              Opinion of Mayer, Brown & Platt with respect to the validity of the securities being offered(1)

 8.1       --              Opinion of Mayer, Brown & Platt with respect to federal
                           income tax matters

 8.2       --              Opinion of Ohio tax counsel with respect to certain Ohio tax matters

10.1       --              Form of Trust Agreement between Provident Lease Receivables
                           Corporation and the Trustee(1)

10.2       --              Form of Pooling and Servicing Agreement between Provident
                           Equipment Lease Trust 1998-A, Provident Lease Receivables
                           Corporation and Information Leasing Corporation(1)

10.3       --              Form of Contribution Agreement between Information Leasing
                           Corporation and Provident Lease Receivables Corporation

10.4       --              Form of Management Agreement among Provident Equipment Lease Trust
                           1998-A, The Indenture Trustee and the Trustee(1)

23.1       --              Consent of Mayer, Brown & Platt (included in Exhibit 5.1)

23.2       --              Consent of Ohio tax counsel (included in Exhibit 8.2)

24         --              Powers of attorney (contained on the signature page to Amendment No. 1 to
this Registration          Statement)

25         --              Form T-1 Statement of eligibility and qualification of Indenture Trustee(1)



---------------

(1)        Previously filed with Amendment No. 1 to this Registration Statement.